UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under
§240.14a-12
ProFrac Holding Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
[X] No fee required
[  ] Fee paid previously with preliminary materials
[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules
14a-6(i)(1)
and
0-11

April 19, 2024

Dear Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ProFrac Holding Corp. (“ProFrac” or the “Company”) on May 30, 2024, at 9:00 a.m. Central Time. The Annual Meeting will be solely by means of remote communication in an audio-only format, conducted virtually via live webcast on the Internet at www.proxydocs.com/ACDC. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted as soon as practicable to our Investor Relations section of our website at https://ir.pfholdingscorp.com.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Proxy Statement (“Proxy Statement”). The Annual Meeting materials include the Proxy Statement, our annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) and the Proxy card, each of which is enclosed (collectively, the “Proxy Materials”).

Please use this opportunity to vote on the business to come before the Annual Meeting. You will receive Proxy Materials in paper form, which will be mailed to you on or about April 19, 2024. Only stockholders of record at the close of business on April 1, 2024 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the Internet or telephone, as instructed in your Proxy Materials. Alternatively, you may submit your paper Proxy card by mail. Returning the paper Proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.

Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your Proxy electronically via the Internet or by telephone, or complete, sign and date the paper Proxy card and return it in the pre-paid envelope provided.

Sincerely,

Matthew D. Wilks

Executive Chairman

PROFRAC HOLDING CORP.

333 Shops Boulevard, Suite 301

Willow Park, TX 76087

(254) 776-3722

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2024

Date, Time and Place:

ProFrac Holding Corp., a Delaware corporation, will hold its Annual Meeting of Stockholders on May 30, 2024 at 9:00 a.m. Central Time virtually via live webcast on the Internet at www.proxydocs.com/ACDC.

Items of Business:	1. To elect the six (6) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year (Proposal No. 1);

2. To determine, in a non-binding advisory vote, to approve the compensation of our named executive officers (Proposal No. 2);

3. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of ProFrac Holding Corp. for the fiscal year ending December 31, 2024 (Proposal No. 3); and

4. To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Only stockholders of record of our Common Stock (as defined below) at the close of business on April 1, 2024 are entitled to notice of, and to vote, at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten (10) days before the Annual Meeting and may be inspected during normal business hours at our offices located at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. The list of stockholders will also be available for your review by accessing the meeting website during the Annual Meeting.

Proxy Voting:	Holders of our Class A Common Stock, $0.01 par value per share (the “Common Stock”), are entitled to one vote for each share of Common Stock held as of April 1, 2024.

The approximate date on which the attached Proxy Statement, Proxy card and the Company’s Form 10-K are first being made available to stockholders is April 19, 2024. This Notice is not a form of voting and only presents an overview of the more complete Proxy Materials which have been mailed to you. The Proxy card also includes instructions on how to access our Proxy Materials over the Internet, vote online, by telephone, or by mail. We encourage you to review the Proxy Materials before voting.

By Order of the Board of Directors,
Steven Scrogham Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
April 19, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2024: OUR 2024 PROXY STATEMENT AND PROXY CARD, AS WELL AS OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYDOCS.COM/ACDC.

i

PROFRAC HOLDING CORP.

ii

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What is the purpose of the meeting?

A:	The purpose of this meeting is for stockholders to act upon the proposals described in this Proxy Statement.

Q:	What proposals are scheduled to be voted on at the meeting?

A:	Stockholders will be asked to vote on the following three (3) proposals at the meeting:

1.

to elect the six (6) directors identified in this Proxy Statement to serve for a one-year term or until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification or removal (Proposal No. 1);

2.	to determine, in a non-binding advisory vote, whether to approve the compensation of our named executive officers (Proposal No. 2); and

3.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3).

Q:	Could matters other than Proposal No. 1, Proposal No. 2 and Proposal No. 3 be decided at the meeting?

A:

Our amended and restated bylaws (“Bylaws”), require that we receive advance notice of any proposal to be brought before the meeting by stockholders of ProFrac, and we have not received notice of any such proposals. If any other matters were to come before the meeting, Messrs. Steven Scrogham and Lance Turner, if appointed as your named proxies in your completed Proxy card, will each individually have the discretion to vote on those matters for you.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	Our Board of Directors recommends that you vote your shares:

•	“FOR” the nominees to the Board of the Directors (Proposal No. 1);

•	“FOR” the approval, on an advisory basis, of ProFrac’s named executive officers’ compensation (Proposal No. 2); and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3).

Q:	Who may vote at the Annual Meeting?

A:

Holders of record of our Common Stock as of the close of business on April 1, 2024 (the “Record Date”), are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 159,594,192 shares of our Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these Proxy Materials were sent directly to you.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Bank, Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these Proxy Materials were forwarded to you by that organization.

Q:	How do I vote?

You may vote in person by virtual means during the Annual Meeting or by Internet, mail or telephone as described in your Proxy card.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by Proxy to ensure that your vote is counted.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote as follows:

•	by telephone or via the Internet—in order to do so, please follow the instructions shown on your Proxy card;

•	by mail—simply complete, sign and date the enclosed Proxy card and return it before the meeting in the pre-paid envelope provided; or

•

vote in person by virtual means at the Annual Meeting—visit www.proxydocs.com/ACDC and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Proxy card.

You must register to vote and may do so by following the instructions on your Proxy card. Submitting your Proxy, whether by telephone, through the Internet or by mail will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you hold your shares in street name, please refer to the voting instructions provided by your bank, broker or other nominee to vote your shares. Beneficial owners voting by telephone or Internet may submit votes until the polls are closed at the Annual Meeting. If you want to vote in person online at the Annual Meeting, you must obtain your legal Proxy number from your broker, bank or other nominee and use the information provided on the legal Proxy to access the Annual Meeting.

Q:	How do I vote by Internet or telephone?

A.

If you wish to vote by telephone or Internet, you may do so by following the voting instructions included on your Proxy card. Please have each Proxy card you received in hand when you vote over the Internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or Internet Proxy will not affect your right to vote (as detailed above) should you decide to attend and participate in the meeting virtually.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?

A:

You may vote all shares of Common Stock owned by you as of the Record Date, including shares held directly in your name as the stockholder of record, and shares of Common Stock held for you as the beneficial owner in street name through a bank, broker or other nominee. All shares of our formerly outstanding Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) were surrendered and canceled pursuant to the Redemption (as defined below). Consequently, no shares of Class B Common Stock remain issued or outstanding, and no shares of Class B Common Stock will be voted at the Annual Meeting. Please see “Certain Relationships and Related Party Transactions—Redemption” for more information regarding the Redemption.

Q:	How many votes am I entitled to per share?

A:	Each share of Common Stock entitles its holder to one vote on each matter submitted to our stockholders.

Q:	What is the quorum requirement for the meeting?

A:

The holders of a majority of the aggregate voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present in person virtually or represented by Proxy at the Annual Meeting in order to hold, and conduct business at, the Annual Meeting. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person virtually at the Annual Meeting or if you have properly submitted a Proxy. On the Record Date, there were 159,594,192 shares of Common Stock outstanding and entitled to vote. Thus, the holders of at least 79,797,097 shares of Common Stock must be present virtually or represented by Proxy at the Annual Meeting to have a quorum.

Q:	How are abstentions and broker non-votes treated?

A:

Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares present or represented in person or by Proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the bank, broker or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the bank, broker or other nominee will not vote on the “non-routine” matters. Broker non-votes are counted for purposes of determining whether a quorum is present.

For Proposal No. 1, votes that are withheld from a director’s election and broker non-votes are not treated as votes cast “for” or “against” the proposal and, therefore will have no effect on the outcome of the vote. For Proposal No. 2, an abstention has the effect of a vote “against” the proposal and a broker non-vote has no effect on the outcome of the vote. For Proposal No. 3, abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” such a proposal. Proposal No. 3 is a routine matter, and in the absence of your voting instruction, your brokers may exercise discretion to vote your shares on such routine proposal.

Note that if you are a beneficial holder, banks, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3). A bank, broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, the “non-routine” matters relate to the election of directors (Proposal No. 1) and the advisory vote on executive officer compensation (Proposal No. 2). Accordingly, we encourage you to provide voting instructions to your bank, broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required for each proposal?

A:	The votes required to approve each proposal are as follows:

•

Proposal No. 1: The election of a director by the stockholders at the Annual Meeting shall be by a plurality of votes cast by the holders of shares entitled to vote in the election. This means that the director nominees receiving the most affirmative votes are elected to the Board of Directors. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors.

•	Proposal No. 2: Approval requires the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.

•	Proposal No. 3: Approval requires the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.

Q:	If I submit a Proxy, how will it be voted?

A:

When Proxies are properly dated, executed and returned, the shares represented by such Proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the Proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the Proxy holders can vote your shares on the new meeting date as well, unless you have revoked your Proxy instructions, as described below under “Can I change my vote or revoke my Proxy?”

Q:	What should I do if I get more than one Proxy or voting instruction card?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of the Proxy Materials and multiple Proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of Proxy Materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of Proxy Materials.

You should vote in accordance with all of the Proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my Proxy?

A:	You may change your vote or revoke your Proxy at any time prior to the polls closing at the Annual Meeting.

If you are the stockholder of record, you may change your vote by:

•	granting a new Proxy bearing a later date (which automatically revokes the earlier Proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing a written notice of revocation to our Corporate Secretary at ProFrac Holding Corp., 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087, prior to your shares being voted; or

•

participating in the Annual Meeting and voting electronically online at www.proxydocs.com/ACDC. Participation alone at the Annual Meeting will not cause your previously granted Proxy to be revoked unless you specifically vote during the meeting.

Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to revoke a Proxy, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend the Annual Meeting in person?

A:	There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating virtually if you are a stockholder of record as of the Record Date.

Q.	How can I participate in the Annual Meeting?

A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. To attend, vote and submit questions during the Annual Meeting, stockholders of record must use their control number on their Proxy card to log into www.proxydocs.com/ACDC. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their bank, brokerage or other nominee’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their bank, broker or other nominee.

The meeting webcast will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. We plan to have a webcast replay which will be posted as soon as practicable to the Investor Relations section of our website, which is located at https://ir.pfholdingscorp.com.

Q.	Will I be able to ask questions and have these questions answered during the Annual Meeting?

A:

You may ask questions and have questions answered during the Annual Meeting. Stockholders who wish to submit a question in advance may do so by visiting our Annual Meeting website at www.proxydocs.com/ACDC. Stockholders also may submit questions live during the meeting. We plan to reserve some time for stockholder questions to be read and answered by Company personnel during the Annual Meeting. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, relating to rules of conduct, and other materials for the Annual Meeting will be available online and are accessible following the instructions on your Proxy card.

Q:	What if I have technical difficulties or trouble accessing the virtual meeting website?

A:	If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, a phone number will be posted on the website to connect you to technical support.

Q:	Why is the Annual Meeting being held only online?

A:	A virtual Annual Meeting provides expanded access and greater participation from any location around the world, improved communication and cost savings for our stockholders and the Company.

Q:	How can I get electronic access to the Proxy Materials?

A:	The Proxy card will provide you with instructions regarding how to:

•	view our Proxy Materials for the meeting through the Internet; and

•	instruct us to send our future Proxy Materials to you electronically by email.

If you choose to receive future Proxy Materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the Proxy voting site. Your election to receive Proxy Materials by email will remain in effect until you terminate it.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?

A:

The list of stockholders of record entitled to vote at the Annual Meeting will be available and may be inspected during normal business hours for a period of at least ten (10) days prior to the Annual Meeting at our offices located at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. The list of stockholders will also be available for your review by accessing the meeting website during the Annual Meeting.

Q:	Who will tabulate the votes?

A:	Representatives of Mediant Communications Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.” If you wish to opt out of householding, and would like separate copies of the Proxy Materials mailed to each stockholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Equiniti Trust Company, LLC by telephone at (888) 999-0032, through its website at https://equiniti.com/us or by mail at 48 Wall Street, 23rd Floor, New York, NY 10005. Beneficial owners (street name stockholders) sharing an address who are receiving multiple copies of the Proxy Materials and other stockholder communications and who wish to receive a single copy of such materials in the future will need to contact their bank, broker or other nominee to request that only a single copy of such materials be mailed to all stockholders at the shared address in the future.

Q:	What if I have questions about my ProFrac shares or need to change my mailing address?

A:

You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (888) 999-0032, through its website at https://equiniti.com/us or by U.S. mail at 48 Wall Street, 23rd Floor, New York, NY 10005, if you have questions about your ProFrac shares or need to change your mailing address.

Q:	Who is soliciting my Proxy and paying for the expense of solicitation?

A:

The Proxy for the Annual Meeting is being solicited on behalf of our Board of Directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these Proxy Materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding Proxy Materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. If you choose to access the Proxy Materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

Q:	What are the requirements to propose actions for consideration to be included in our Proxy Materials for our 2025 Annual Meeting of Stockholders?

Requirements for stockholder proposals to be considered for inclusion in our Proxy Materials for our 2025 Annual Meeting:

Our Bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to our Corporate Secretary at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. To be eligible for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 20, 2024, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act regarding Company-sponsored proxy materials.

Requirements for stockholder proposals and director nominations to be presented at our 2025 Annual Meeting, not intended for inclusion in the Company’s proxy materials:

Stockholders who wish to nominate persons for election to the Board at the 2025 annual meeting of the stockholders or who wish to present a proposal at the 2025 annual meeting of the stockholders, but who do not intend for such nomination or proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice at the address noted above:

•	not earlier than the close of business on January 30, 2025; and

•	not later than the close of business on March 3, 2025.

If we hold our 2025 Annual Meeting of Stockholders more than thirty (30) days before or more than sixty (60) days after May 30, 2025 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal must be received by our Corporate Secretary not later than the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws. If a stockholder who has notified the Company of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, the Company does not need to present the proposal for vote at such meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our Board of Directors (the “Board”), its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.

Board Leadership Structure

Our Board does not have a policy regarding separation of the roles of chief executive officer and chairman of the board. The Board believes it is in our best interests to make that determination from time to time based on circumstances.

Mr. Johnathan L. Wilks serves as our Chief Executive Officer and Mr. Matthew D. Wilks serves as our Executive Chairman of the Board (our principal executive officer or “PEO”). Our Board believes that this leadership structure, separating the Executive Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Mr. Johnathan L. Wilks to focus on the day-to-day operation of the business and operational leadership. At the same time, Mr. Matthew D. Wilks can focus on the strategic direction of the Company and leadership of the Board, including calling and presiding over meetings of the Board and serving as a liaison and supplemental channel of communication between the Board and the Chief Executive Officer.

Board Role in Risk Oversight

Consistent with our Corporate Governance Guidelines, our Board reviews the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our Audit Committee (as defined below), which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director qualification standards, Board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://ir.pfholdingscorp.com by clicking on “Governance Documents” under the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our Board as it may deem appropriate and in the best interests of the Company and its stockholders, or as required by applicable laws and regulations.

Board and Committees

Our Board consists of six (6) directors, three (3) of whom satisfy the independence requirements of the Exchange Act and the Nasdaq Global Select Market (“Nasdaq”) listing standards. Our Board has determined that Theresa Glebocki, Gerald Haddock and Stacy Nieuwoudt are independent within the meaning of the Nasdaq listing standards currently in effect and Rule 10A-3 of the Exchange Act.

Our second amended and restated certificate of incorporation (“Certificate of Incorporation”) provides that the terms of office of the directors are from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. Our Certificate of Incorporation provides that the number of directors will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of the whole Board. In addition, our Certificate of Incorporation and our Bylaws provide that, in general, vacancies on the Board may be filled by a majority of directors in office, although less than a quorum. Certain provisions of our Certificate of Incorporation relating to the nomination and service of our directors are subject to the terms of the ProFrac Stockholders’ Agreement (as defined below), which is described below under “Nominations Process and Director Qualifications—Nomination to our Board.”

Our standing committees are our Audit Committee and Compensation Committee, described below. Pursuant to our Bylaws, our Board may, from time to time, establish other committees to facilitate the management of our business and operations.

Status as a Controlled Company

Because Messrs. Dan Wilks and Farris Wilks and entities owned by or affiliated with them and certain individuals affiliated with such entities (collectively, the “Wilks Parties”) beneficially own 134,343,859 shares of our Common Stock, representing approximately 84.1% of the voting power of ProFrac as of April 1, 2024, we are a controlled company under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and rules of Nasdaq, as we have been since the time of our initial public offering in May of 2022. Additionally, the Wilks Parties are currently, and we expect that they will continue to be, deemed a group for purposes of certain rules and regulations of the SEC as a result of the ProFrac Stockholders’ Agreement (as defined below). Under the Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors as defined under the rules of Nasdaq;

•

director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors or by a nominating committee composed entirely of independent directors, with a written charter or board resolution, as applicable, addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain a controlled company. We currently intend to continue to utilize some or all of these exemptions. For example, our Board does not currently consist of a majority of independent directors and our director nominees are not selected or recommended for the Board’s selection by our independent directors. We currently maintain a Compensation Committee composed entirely of independent directors, with a written charter, but we are not required to do so for as long as we remain a controlled company. Accordingly, in light of our controlled company status, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. As a controlled company, we are subject to rules of Sarbanes-Oxley that require us to have an audit committee composed entirely of independent directors. If at any time we cease to be a controlled company, we will take all action necessary to comply with Sarbanes-Oxley and the rules of Nasdaq, including by appointing a majority of independent directors to our Board and ensuring we have a compensation committee and nominating committee composed of independent directors, subject to permitted “phase-in” periods.

Audit Committee

Our Board has established an audit committee (the “Audit Committee”) whose functions include the following:

•

assist the Board in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent accountant’s qualifications and independence, and our accounting and financial reporting processes and the audits of our financial statements;

•	prepare the report required by the SEC for inclusion in our annual proxy or information statement;

•	oversee the organization and performance of the Company’s internal audit function;

•	oversee the Company’s risk assessment and risk management practices and policies, including with respect to cybersecurity risk;

•	approve audit and non-audit services to be performed by our independent accountants; and

•	perform such other functions as the Board may from time to time assign to the Audit Committee.

Our Audit Committee consists of Theresa Glebocki, Gerald Haddock and Stacy Nieuwoudt, with Ms. Glebocki serving as Chairwoman, all of whom satisfy the independence requirements of the Exchange Act and Nasdaq listing standards, all of whom qualify as “Audit Committee financial experts” as defined under these rules and Nasdaq listing standards, and all of whom satisfy the financial literacy and sophistication standards for Audit Committee members under the Exchange Act and Nasdaq listing standards. Our Audit Committee operates under a written charter, which satisfies applicable SEC rules and Nasdaq listing standards, which is available on our website at https://ir.pfholdingscorp.com.

Compensation Committee

Our Board has established a compensation committee (the “Compensation Committee”) which is comprised of Theresa Glebocki, Gerald Haddock and Stacy Nieuwoudt, all of whom satisfy the independence requirements of the Exchange Act and Nasdaq listing standards, with Ms. Nieuwoudt serving as Chairwoman. The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers and directors. The Compensation Committee also administers our 2022 Long Term Incentive Plan (the “2022 LTIP”). Each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

•	reviewing, approving and determining, the compensation program and compensation of our executive officers;

•	monitoring our incentive and equity-based compensation plans;

•

reviewing and discussing with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements, information statements or similar documents;

•	reviewing and approving the creation or revision of any clawback policy allowing us to recoup compensation paid to current and former employees;

•	reviewing our compensation policies for elements of risk; and

•	preparing the Compensation Committee report required to be presented to the Board.

Our Compensation Committee operates under a written charter, which satisfies applicable SEC rules and Nasdaq listing standards, which is available on our website at https://ir.pfholdingscorp.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as one of our executive officers or employees or at any of our subsidiaries. In addition, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

Insider Trading, Anti-Hedging and Pledging Policy

Pursuant to our Insider Trading Policy, the Company’s directors, officers and employees as well as certain other persons named therein (collectively, the “Covered Persons”) may not engage in hedging or monetization transactions, through transactions in Company securities or through the use of financial instruments designed for such purpose. Such hedging and monetization transactions may result in a Covered Person becoming the beneficial owner of such Company securities without taking on the full risks and rewards of ownership, and therefore such Covered Person’s interests may not align with those of the Company’s stockholders generally.

Board and Committee Meetings and Attendance

Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2023, our Board met twenty (20) times; our Audit Committee met forty-one (41) times; and our Compensation Committee met seven (7) times.

With the exception of Coy Randle who experienced health challenges during the 2023 fiscal year, each member of our Board attended at least 75% of the aggregate of the total number of (i) meetings of the Board (held during the period for which he or she has been a director) and (ii) meetings held by all committees of the Board on which he or she served (during the period for which he or she served).

Board Attendance at Annual Meeting of Stockholders

Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All six (6) of our Board members attended the 2023 Annual Meeting of Stockholders.

Communication with Directors

Stockholders who wish to communicate with our Board as a group, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Executive Chairman) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Executive Chairman) as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attn: Corporate Secretary

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, which is available on our website at ir.pfholdingscorp.com.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board

Given our status as a controlled company, our Board does not have a nominating and corporate governance committee. Instead, candidates for nomination to our Board are selected by our principal stockholders and all six (6) members of the Board in accordance with our Certificate of Incorporation, and our Bylaws, and are subject to the provisions of the ProFrac Stockholders’ Agreement, dated as of May 17, 2022 (as amended on January 13, 2023, the “ProFrac Stockholders’ Agreement”), by and among the Company, THRC Holdings, LP (together with any other member of the THRC Group (as defined therein) executing a joinder thereto, the “THRC Parties”), Farris C. Wilks, FARJO Holdings, LP (“FARJO”), and the Farris and Jo Ann Wilks 2022 Family Trust (together with Farris C. Wilks, FARJO and any other member of the Farris Group (as defined therein) executing a joinder thereto, the “Farris Parties”). In selecting candidates for nomination to the Board, the Board also adheres to the Company’s Corporate Governance Guidelines and the criteria approved regarding director candidate qualifications. Pursuant to the terms of the ProFrac Stockholders’ Agreement, nominees to the Board shall be comprised of (i) one (1) director designated by the THRC Parties (“THRC Designee” or “THRC Director”); (ii) two (2) directors designated by the Farris Parties (each, a “Farris Designee” or “Farris Director” and together, with the THRC Designee, the “Principal Stockholder Designees”); and (iii) three (3) independent directors designated by the Company.

As principal stockholders (“Principal Stockholders”), the THRC Parties and Farris Parties may nominate any Principal Stockholder Designee who they believe satisfies the requirements for service to the Board, in accordance with the Company’s Certificate of Incorporation, Bylaws, rules and regulations of Nasdaq or applicable law. Once a Principal Stockholder Designee is identified, the Board promptly and in good faith considers the merits and qualifications of the Principal Stockholder Designee. Upon their nomination to the Board and from time to time thereafter, if reasonably requested by the Principal Stockholder, the Board may also consider in good faith whether any Principal Stockholder Designee qualifies as a Company Independent Director (as defined in the ProFrac Stockholders’ Agreement). Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board is set forth above under “Requirements for stockholder proposals to be considered for inclusion in our Proxy Materials for our 2025 Annual Meeting” and “Requirements for stockholder proposals and director nominations to be presented at our 2025 Annual Meeting, not intended for inclusion in the Company’s proxy materials.”

Director Qualifications

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the charters of the committees of our Board. When considering nominees, our Board may take into consideration many factors including, among other things, a candidate’s experience in corporate management, professional and academic experience relevant to the Company’s industry and strategic plan, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. Our Board does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our Company. The brief biographical description of each director set forth in “Proposal No. 1: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board currently consists of six (6) directors. All of our current directors will stand for re-election at the Annual Meeting. Our Board proposes that each of the nominees named below be elected as a director for a one-year term expiring at our 2025 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Unless otherwise instructed, shares represented by proxies will be voted “FOR” the election of each of the nominees named below. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than six (6) directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board

The nominees and their ages, occupations and lengths of service on our Board as of the date of the Proxy are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Matthew D. Wilks	41	Executive Chairman	May 2022
Theresa Glebocki (1)(2)	62	Director	May 2022
Gerald Haddock (1)(2)	76	Director	May 2022
Sergei Krylov	46	Director	May 2022
Stacy Nieuwoudt (1)(2)	44	Director	May 2022
James C. Randle, Jr.	63	Director	January 2023

(1)	Members of our Audit Committee
(2)	Members of our Compensation Committee

Matthew D. Wilks has served as Executive Chairman of our Board since May 2022 and has served as President of ProFrac Services, LLC. since October 2018. Previously, Mr. Wilks served as Chief Financial Officer of ProFrac Services, LLC from May 2017 to August 2021, and returned to ProFrac Services, LLC as interim Chief Financial Officer from January 2022 until March 2022. Mr. Wilks has also served as Vice President, Investments for the Wilks Brothers, LLC since January 2012. From 2010 to 2012, Mr. Wilks served as Vice President of Logistics for FTS International, Inc. In June 2022, Mr. Wilks was appointed to and continues to serve on the board of directors for Flotek Industries, Inc., a chemistry technologies company serving the oil and gas industry. Additionally, Mr. Wilks served as a member of the board of directors of Approach Resources, Inc., an E&P company focused on the exploration, development and production of unconventional oil and gas resources in the United States. We believe that Mr. Wilks’ background in numerous roles specific to ProFrac and his familial connection to ProFrac’s founders as the son of Dan Wilks and nephew of Farris Wilks, allow him to engage in board deliberations with valuable insight and experience.

Theresa Glebocki has served on our Board since May 2022 and currently serves as Chairwoman of the Audit Committee and as a member of the Compensation Committee. In March 2023, Ms. Glebocki was appointed to serve as President and General Manager of Delaware Park Racing Association. Ms. Glebocki formerly served as Chief Executive Officer of Ocean Casino from December 2019 through October 2021. From February 2019 to December 2019, Ms. Glebocki served as Chief Financial Officer of Ocean Casino. Prior to that, Ms. Glebocki served as Executive Vice President, Chief Financial Officer, and Treasurer of Tropicana Entertainment Inc. from April 2015 to October 2018. Ms. Glebocki has also served as Vice President of Finance and Chief Financial Officer of Revel Entertainment Group LLC from June 2007 to April 2015. Ms. Glebocki holds a B.S. from Lehigh University. We believe that Ms. Glebocki’s leadership skills and experience, including serving as an executive officer for several companies, will bring valuable insights to our Board and qualifies her to serve as a director.

Gerald Haddock has served on our Board since May 2022 and currently serves as a member of each of the Audit Committee and Compensation Committee. Mr. Haddock founded Haddock Enterprises, LLC in 2000 and has served as its President since such time. Mr. Haddock was appointed to serve as a director of Silver Star Properties Reit Inc. in June 2000 and currently serves as Executive Chairman and Chief Executive Officer. He has also served as a director of Meritage Homes Corporation since January 2005, and was appointed as chairman of its nominating and corporate governance committee in January 2006, having previously served on the audit committee from January 2009 to December 2018. Previously, Mr. Haddock served as a director of Union Acquisition Corp. I. and Union Acquisition Corp. II. From 1986 to 2020, Mr. Haddock served as director of Valaris, Plc. (formerly ESCO International, Plc.) where he led much of its mergers and acquisitions and oversaw strategic development. Mr. Haddock formerly served as President and Chief Operating Officer of Crescent Real Estate Equities Company from 1994 to 1999, including serving as its Chief Executive Officer from 1996 to 1999. Mr. Haddock serves on the board of the CEELI Institute and has previously served on the board of trustees for Baylor College of Medicine in Houston and as a member of various other committees for Baylor University and at Baylor College of Medicine. Those committees included the Executive Investment Committee at Baylor University and Baylor College of Medicine. Mr. Haddock has also previously served on the board of the M.D. Anderson Proton Therapy Education and Research Foundation. Mr. Haddock holds a B.B.A and J.D. from Baylor University. He also holds an L.L.M in Taxation from New York University School of Law and an M.B.A. from Dallas Baptist University. We believe that Mr. Haddock’s significant and extensive experience advising multiple companies across a breadth of industries, combined with his understanding and background in business will bring proven leadership and business and industry acumen to the Board and make him qualified to serve as a director.

Sergei Krylov has served on our Board since May 2022. Mr. Krylov has been in the energy industry for more than 20 years as an executive officer, an investment banker and an investor. Currently, Mr. Krylov serves as Investment Partner and Chief Financial Officer of Wilks Brothers, LLC. Prior to that, from September 2019 to December 2020, Mr. Krylov served as President and Chief Executive Officer at Approach Resources Inc., a Nasdaq listed exploration and production company focused on Permian basin (“Approach”). He was previously the Chief Executive Officer and Chief Financial Officer at Approach from April 2019 to September 2019. And from January 2014 to April 2019, Mr. Krylov served as Executive Vice President and Chief Financial Officer at Approach. From 2000 to 2013, Mr. Krylov worked at J.P. Morgan Securities LLC in the Energy Investment Banking group in New York and Houston, where he most recently served as Managing Director. In addition, he currently serves as a board director at Dawson Geophysical Company. During his career Mr. Krylov has executed numerous mergers and acquisitions, capital markets offerings and financial restructurings. Mr. Krylov holds a B.B.A. in Finance from Pace University. We believe that Mr. Krylov’s skills and experience, particularly his financial expertise and understanding of capital markets, knowledge of the oil and gas industry and his public company executive experience make him qualified to serve as a director.

Stacy Nieuwoudt has served on our Board since May 2022 and currently serves as Chairwoman of the Compensation Committee and as a member of the Audit Committee. From November 2017 through the present, Ms. Nieuwoudt has been a private investor. From November 2017 to November 2019, Ms. Nieuwoudt served as a Senior Energy and Industrials Analyst at Aptigon Capital, a Citadel Company. Prior to that, Ms. Nieuwoudt served as an Energy Equities Analyst at Surveyor Capital, a Citadel Company, from September 2010 to November 2017. Since January 2021, Ms. Nieuwoudt has served as a director of Independence Contract Drilling. Ms. Nieuwoudt holds a B.A. from Rice University. We believe that Ms. Nieuwoudt’s skills and experience, particularly her specialized knowledge, background and expertise in the energy industry, combined with her understanding of capital markets and career- long experience covering the energy industry qualify her to serve on our Board.

James C. “Coy” Randle, Jr. has served on our Board since January 2023. Mr. Randle joined ProFrac in May 2018 as the Senior Vice President of Operations and Maintenance and in October 2018, was appointed the Chief Operating Officer and served in that role from October 2018 to January 2023. Mr. Randle has over 41 years’ experience in the energy industry. Prior to joining ProFrac, Mr. Randle provided technical consulting services for Nolan Transportation Group. Mr. Randle served as President and Chief Operating Officer of FTS International, Inc. from March 2010 to October 2015 and as Senior Vice President of Operations from January 2008 to March 2010. We believe that Mr. Randle’s significant and extensive experience in the energy industry, combined with his understanding and background in business will bring proven leadership and business and industry acumen to the Board and make him qualified to serve as a director.

Family Relationships

Johnathan L. Wilks and Matthew D. Wilks are first cousins and the sons of our founders and principal stockholders, Farris and Dan Wilks, respectively.

Board Diversity Matrix as of April 1, 2024

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	2	-	2
Part II: Demographic Background	-	-	-	-
African American or Black	-	-	-	-
Alaskan Native or Native American	-	1	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	1	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	2

Director Compensation

We have adopted a comprehensive director compensation program in order to attract and retain qualified non-employee directors who are essential to our future success, growth, and governance. Under the director compensation program, during 2023, each non-employee director was entitled to receive the following compensation:

•	an annual cash retainer of $95,000 for each calendar year;

•	an additional cash retainer of $20,000 for the chair of the Audit Committee;

•	an additional cash retainer of $15,000 for the chair of the Compensation Committee;

•	an annual equity-based award with an aggregate fair market value of approximately $150,000 on the grant date that will vest following a one-year vesting period; and

•	an additional cash fee of $1,500 for attendance at each meeting of our Board or a committee thereof.

In addition to the annual equity-based award described above, following the completion of our initial public offering (“IPO”) on May 17, 2022, our then existing non-employee directors received a one-time equity-based award with an aggregate fair market value of approximately $285,000 on the applicable grant date that has vested or will vest in substantially equal installments on each of the first, second and third anniversaries of the completion of our IPO. Both awards were granted in the form of RSU awards.

Additionally, following Coy Randle’s tenure with the Company as Chief Operating Officer, the Company entered into a Consulting Agreement with Mr. Randle on January 13, 2023 (the “Randle Agreement”) in connection with Mr. Randle’s promotion to a member of the Board. Under the Randle Agreement, Mr. Randle received an annual fee of $200,000, the incremental cost associated with use of a Company vehicle, and the amount of health insurance premiums paid on Mr. Randle’s behalf by the Company. For more information on the Randle Agreement, see the Company’s Form 8-K filed with the SEC on January 12, 2023.

Director Compensation Table for 2023 Fiscal Year

The table below sets forth the compensation of our non-employee directors received for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Theresa Glebocki	217,000	150,000	367,000
Gerald Haddock	195,000	150,000	345,000
Sergei Krylov	125,000	150,000	275,000
Stacy Nieuwoudt	212,000	150,000	362,000
Coy Randle	327,199(3)	150,000	477,199

(1)

Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718, Compensation — Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 10—Stock-Based Compensation” to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director.

(2)	As of December 31, 2023, the number of unvested restricted stock unit awards held by our directors was 63,855.
(3)	Amount includes all fees and payments earned under the Randle Agreement.

Non-Employee Director Compensation Arrangements

Under the director compensation program, members of our Board who are also employees will not receive additional compensation for their service as directors. Each director is entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. Each director is also indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

OUR BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS FOR PROPOSAL NO. 1

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is offering stockholders the opportunity to cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “NEO”) (commonly known as a “say-on-pay vote”). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies (or our compensation policies as they relate to risk management) or the compensation of the Board. As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, as well as certain annual and long-term incentives. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information on our executive compensation program.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR PROPOSAL NO. 2.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratifying Our Certifying Accountants for 2024

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2024, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice.

Grant Thornton has continuously served as our independent registered public accounting firm since 2018. A representative of Grant Thornton is expected to be present during the meeting and, if present, Grant Thornton will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions from stockholders at the meeting.

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed to us by Grant Thornton for professional services rendered for the fiscal year ending on December 31, 2023 and December 31, 2022.

Grant Thornton LLP	Year Ended December 31,
	2023	2022
Audit Fees	$2,314,493	$1,463,867
Audit-Related Fees	$259,700	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,574,193	$1,463,867

(1)

Includes fees for audits of annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” with or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) unless and only to the extent that we specifically incorporate it by reference.

Primary Oversight Responsibilities

Management is responsible for the Company’s financial reporting process, including the responsibility to prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP, or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter. A copy of the Audit Committee’s current charter is publicly available on our website at https://ir.pfholdingscorp.com.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, at least annually the Audit Committee reviews and evaluates the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of its senior personnel providing audit services to the Company. In this evaluation, the Audit Committee may consider, among other factors, the following with respect to the independent registered public accounting firm: their historical and recent performance on our audit, the quality and candor of their communications with the both the Audit Committee and management, the depth of expertise of their audit team and the value provided by their national office, the appropriateness of their fees, how effectively they maintained their independence, their tenure as our independent auditors, their knowledge of our operations, accounting policies and practices, and external data relating to audit quality and performance by them and their peer firms. Based on this overall evaluation, the Audit Committee retained Grant Thornton as our independent registered public accounting firm for 2023.

2023 Audited Financial Statements

In fulfilling our oversight role for the year ended December 31, 2023, our Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2023 with management and Grant Thornton. Our Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its charter, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee

Theresa Glebocki, Chair

Stacy Nieuwoudt

Gerald Haddock

EXECUTIVE OFFICERS

The following table and narrative description set forth certain information concerning our executive officers as of the date of the Proxy:

Name	Age	Position

Matthew D. Wilks	41	Executive Chairman

Johnathan L. Wilks	39	Chief Executive Officer

Lance Turner	44	Chief Financial Officer

Matthew Greenwood	40	Chief Commercial Officer

Steven Scrogham	48	Chief Legal Officer, Chief Compliance Officer and Secretary

Matthew D. Wilks. For a brief biography of Mr. Wilks, please see “Proposal No. 1: Election of Directors.”

Johnathan L. Wilks has served as our Chief Executive Officer since May 2022. Mr. Wilks cofounded ProFrac Services, LLC and has served as its Chief Executive Officer since May 2016. From October 2012 to July 2020, Mr. Wilks served as Vice President of Breckenridge Geophysical, Inc. Mr. Wilks owns a controlling interest in two private E&P companies. Mr. Wilks currently sits on the board of directors of Cisco Safe, the Cisco Recreation Foundation and 13 Foundation. From March 2008 to July 2011, Mr. Wilks served as VP of Logistics of FTS International, Inc. Additionally, Mr. Wilks is an executive officer at Wilks Brothers, LLC and has an extensive background with ProFrac arising from his familial connection to ProFrac’s founders as the son of Farris Wilks and nephew of Dan Wilks.

Lance Turner has served as our Chief Financial Officer since March 2022. From October 2015 to March 2022, Mr. Turner served as Chief Financial Officer and Treasurer of FTS International, Inc. (“FTSI”). Mr. Turner joined FTSI in April 2014 as Director of Finance and was promoted to Vice President of Finance of FTSI in January 2015. Prior to that, Mr. Turner spent approximately 11 years with Ernst & Young LLP, with the majority of that time in its transactions services group coordinating and advising clients on buy side and sell side transactions in various industries. Mr. Turner earned a Bachelor of Business Administration and a Master of Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the state of Texas.

Matthew Greenwood has served as our Chief Commercial Officer since March 2022. Previously, Mr. Greenwood served as Senior Vice President, Sales since September 2020 and prior to that, as Executive Director of Sales beginning in September 2017. Mr. Greenwood directs the sales, marketing, commercial operations, and serves on the ProFrac ESG board. Mr. Greenwood brings 17 years of oilfield services experience, beginning in 2004 with a Barnett Shale completions-based service company. This company specialized in water management, power generation, flowback, and completions chemicals. Mr. Greenwood was promoted to General Manager in 2006 and instrumental in the expansion of the Barnett, Haynesville, Eagle Ford, and Marcellus shale. In 2010 SCF Partners purchased the company, forming Rockwater Energy Solutions.

Steven Scrogham has served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since February 2024. Previously, Mr. Scrogham served as Assistant General Counsel since July 2023. He is responsible for driving the Company’s legal strategy, including with respect to our transactional, litigation, governance and compliance priorities. Prior to joining the Company, Mr. Scrogham spent 15 years at AbbVie Inc. and Abbott Laboratories, advising those companies on securities, finance and transactional matters. Mr. Scrogham received his law degree from the University of Minnesota and his undergraduate degree in International Politics from Brigham Young University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”). This CD&A also describes the Compensation Committee’s (the “Committee”) process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2023.

NEOs	Position

Matthew D. Wilks	Executive Chairman

Johnathan L. Wilks	Chief Executive Officer

Lance Turner	Chief Financial Officer

Blaine Wilbanks(1)	Former Chief Operating Officer

Matt Greenwood	Chief Commercial Officer

Robert Willette(2)	Former Chief Legal Officer, Chief Compliance Officer and Secretary

Heather Klein(3)	Former Chief Administrative Officer

(1)

Mr. Wilbanks served as the Company’s Chief Operating Officer as of the last day of the fiscal year ended December 31, 2023. Effective as of February 5, 2024, Mr. Wilbanks is no longer serving as the Company’s Chief Operating Officer due to his involuntary termination of employment.

(2)	Mr. Willette’s employment with the Company terminated following his resignation on September 6, 2023.
(3)	Ms. Klein’s employment with the Company terminated following her resignation on September 6, 2023.

Executive Summary

Company Overview

ProFrac Holding Corp. is a technology-focused, vertically integrated, and innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services, and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States.

Since its IPO, ProFrac has successfully completed a series of key mergers and acquisitions. These strategic transactions have enhanced ProFrac’s position as a leader in the oilfield services industry. The Company is committed to delivering strong returns on its investments through core areas of focus, including but not limited to innovation, safety, operational excellence, and environmental stewardship. ProFrac continues to be an industry-leading solution for harnessing critical natural resources to create a more efficient, sustainable, and cost-effective approach to pressure pumping services.

2023 Performance Overview

An overview of the Company’s 2023 performance includes:

•	Total revenue of $2.63 billion compared to $2.43 billion in 2022;

•	Net loss of $59 million compared to net income of $343 million in 2022;

•	Adjusted EBITDA[1] of $688 million;

•	Net cash provided by operating activities was $554 million;

•	Capital expenditures totaled $267 million; and

•	Adjusted Free Cash Flow[2] of approximately $293 million, an increase of 173% from full-year 2022.

[1]

Adjusted EBITDA is a non-GAAP financial measure, and represents our net income (loss) before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) (loss) gain on disposal of assets, net, (v) stock-based compensation, and (vi) other charges, such as reorganization costs and other costs related to our initial public offering, certain credit losses, gain (loss) on extinguishment of debt, gain (loss) on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges and impairments of long-lived assets.

[2]

Adjusted Free Cash Flow is a non-GAAP measure and represents Adjusted EBITDA, adjusted for changes in net working capital and reduced by cash payments for capital expenditures. Management and the Committee believe Adjusted Free Cash Flow is useful to understand our performance at generating cash and demonstrates our discipline around the use of cash.

2023 Compensation Highlights

As we continue to evolve as a business, we continue to review and modify the structure of our executive compensation program to ensure its alignment with the transition of our business strategy, our growth and industry position. To this end, in 2023, the Committee made several significant changes to our approach to annual and long-term incentives, demonstrating its commitment to putting forth a program that aligns the interests of our stockholders and executives:

•

Annual incentives: Designed and implemented a new, formulaic approach that places an emphasis on Company profitability and reinforces employee safety, but also allows flexibility to recognize and reward other key corporate performance achievements, as well as differentiate for individual contributions. Actual payouts depend on the achievement of financial, operational and individual performance objectives and can range from 0% to 200% of each NEO’s target award amounts. Based on our performance in 2023, there were no annual incentive payouts. Please see page 25 of this CD&A for details.

•

Long-term incentives: Approved an equity award structure using a mix of 60% performance share units (“PSUs”) and 40% restricted stock units (“RSUs”) under our 2022 Long-Term Incentive Plan (the “2022 LTIP”). The PSUs are intended to reward achievement of financial goals and other key corporate performance achievement goals measured annually over the course of three years, with any settlement of such PSUs to be after the end of each one-year performance period. RSUs vest in equal annual installments over three years and become fully vested on the third anniversary following the grant date. Please see page 26 of this CD&A for details.

Best Compensation Practices & Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay, with a significant portion tied to our performance results	×	No executive pension or retirement plans
✓	Maintain a robust clawback policy	×	No pledging or hedging of Company securities by directors and executive officers
✓	Annual say-on-pay vote	×	No automatic or guaranteed salary increases or bonuses
✓	Annual risk assessment of compensation practices	×	No single trigger change in control payments
✓

Use an independent compensation consultant; although not required under the Nasdaq rules, all members of our Compensation Committee are also “independent” within the meaning of the Exchange Act and the Nasdaq listing standards

		×	No significant perquisites
✓	Annual Compensation Committee review of compensation philosophy and strategy	×	No tax gross-ups on severance or other payments in connection with a change in control
✓	Deliver rewards based on achievement of both short-term and long-term objectives
✓	Limit perquisites to items that serve a reasonable business purpose

Stockholder Say-on-Pay Vote and Engagement

Beginning with the fiscal year ended December 31, 2023, we became a non-accelerated filer and exited the “emerging growth company” status as defined in the Jumpstart Our Business Startups Act. Our stockholders will have their first opportunity to cast a non-binding, advisory vote to approve our executive compensation at the Annual Meeting. In the future, we intend to consider the outcome of such say-on-pay votes when making compensation decisions regarding the compensation of our executives. ProFrac’s Committee is also committed to ongoing direct engagement with the Company’s stockholders through investor meetings, conferences, and other forums and encourages stockholder feedback on any compensation philosophies, underlying programs, or other components of the ProFrac executive compensation program.

What Guides Our Program

Compensation Philosophy and Objectives

The success of the Company’s compensation strategy is based on a pay-for-performance philosophy designed to motivate both short and long-term growth and financial success to ultimately create value for its stockholders. The Company’s Committee uses a variety of quantitative and qualitative measures to evaluate performance. ProFrac’s goals in compensating its executive officers are to:

•	Motivate and reward key individuals who drive and achieve the Company’s goal to increase stockholder value;

•	Attract and retain highly trained, experienced, and dedicated executives who are committed to procuring and leading projects that will offer the highest cash return on capital invested; and

•	Offer incentives designed to achieve short and long-term business objectives that drive calculated and appropriate risk-taking, while encouraging free cash flow and cost efficiency.

Primary Elements of Compensation

The table below describes each of our primary compensation elements, the purpose of each element, and how each element fits within the Company’s compensation philosophy and objectives.

Compensation Element	How it’s Paid	Purpose and Philosophy

Base Salary	Cash (Fixed)

Provides a stable, fixed element of cash compensation. Such compensation is designed to attract and retain executive officers by paying a competitive wage commensurate with the officer’s experience, skills, and duties. It also recognizes and considers the internal value of the officer’s position within the Company, the officer’s leadership potential, and demonstrated performance.

Annual Incentive Award	Cash (Variable)

Rewards executives for the achievement of specific goals and objectives both at the Company and individual level, and strengthens the Company’s ability to attract, retain, and motivate performance of the executive officers.

Long-Term Incentive Awards	Equity (Variable)

Aligns the executive’s long-term interests with those of the Company’s stockholders. Such compensation is intended to attract, retain and motivate positive and upward achievement of performance-based objectives that drive overall stockholder return.

Pay Mix

The executive compensation program uses a mix of fixed and variable pay, with an emphasis on variable pay. The charts below show the target annual total direct compensation of our Chief Executive Officer (“CEO”) and Executive Chairman, and our other NEOs for the 2023 fiscal year, indicating that a majority of compensation is variable (83% for our CEO and Executive Chairman, and an average of 78% for our other NEOs).

The Decision-Making Process

Role of Compensation Committee. Our Committee is comprised entirely of independent directors within the meaning of the Exchange Act and the Nasdaq listing standards even though such independence is not required under the Nasdaq rules or the Exchange Act for controlled companies. Among other responsibilities, the Committee’s Charter (the “Charter”) provides that the Committee is responsible for reviewing and approving management incentive compensation policies and programs, exercising discretion in the administration of such programs, and reviewing and approving equity compensation programs for all employees of the Company. The Committee annually reviews and determines the individual elements of total compensation of the NEOs who appear in the compensation tables of this Proxy Statement as well as the Company’s other executive officers. When granting awards specific to a particular element of an executive officer’s compensation, the Committee considers how the award of that element will impact the overall compensation package to the executive officer.

The Committee’s responsibilities and authority are fully described in the Charter, which is available on our website at https://ir.pfholdingscorp.com by clicking on “Governance Documents” under the “Governance” section of our website.

Role of Management, the Board and the Majority Stockholders. ProFrac’s Executive Chairman and CEO make recommendations to the Committee regarding the base salary, annual incentive awards and equity grants for each NEO and executive officer other than the Executive Chairman and CEO. In arriving at such recommendations, these management team members considered current compensation peer group information and recommendations provided by Pearl Meyer (as defined below). The management team also consider certain factors in making its recommendations, which include but are not limited to:

•	The overall performance of ProFrac;

•	Each executive officer’s contribution to the overall performance of ProFrac;

•	The executive officer’s business responsibilities;

•	The executive officer’s compensation relative to that of other executives; and

•	The executive officer’s contribution to promoting the long-term growth and increased stockholder value of the Company.

In 2023, the Executive Chairman and the CEO worked with the Company’s then-current Chief Administrative Officer and management team to develop recommendations to the Committee regarding particular design and metric elements of ProFrac’s compensation program for its executive officers. The Committee reviewed the recommendations and determined the final compensation amounts as to each executive officer, including the NEOs. The Committee then presented all approved compensation amounts to the Board for its final approval, consistent with the Committee’s discretion under the Charter.

Role of the Compensation Committee’s Independent Compensation Consultant. Pursuant to its Charter, the Committee may select and retain an independent compensation consultant to recommend, among other things, compensation practices and awards. The Committee is responsible for the oversight of any work any such consultant performs. The Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), an established, national executive compensation consultant, to review and provide recommendations concerning all aspects of ProFrac’s executive compensation program. Pearl Meyer performs services solely on behalf of the Committee and has no affiliation or relationship with the Company or its executive officers. Pearl Meyer assists the Committee in identifying the Company’s peer group companies for purposes of benchmarking its executive compensation program. Pearl Meyer also assists the Committee in developing appropriate incentives that connect pay with performance. The Committee has conducted an independence assessment of Pearl Meyer in accordance with Nasdaq rules and concluded that Pearl Meyer is independent.

Peer Group. The Committee strives to set a competitive level of total compensation for each NEO as compared with the total compensation of executive officers in similar positions at peer companies. For purposes of setting the 2023 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Committee took into account publicly-available data for a group of publicly-traded companies operating in our industry during the relevant review period. In selecting the companies in our peer group, the Committee considered a variety of factors, including the length of time that the Company has been public, stock price performance and anticipated growth. The Committee approved the following compensation peer group that was used for reference in making compensation decisions for 2023:

2023 Compensation Peer Group

Cactus, Inc.	ChampionX Corporation	Helmerich & Payne, Inc.	Liberty Energy Inc.	NexTier Oilfield Solutions Inc.
NOV Inc.	Patterson-UTI Energy, Inc.	ProPetro Holding Corp.	U.S Silica Holdings, Inc.	Weatherford International plc.

2023 Executive Compensation Program In Detail

Base Salary

Each NEO’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The annual rate of base salary for each NEO was established at levels commensurate with historical compensation, with any adjustments deemed necessary to attract and retain individuals with superior talent as is appropriate relative to their expertise and experience. Base salary will, in most cases, represent a smaller portion of a NEO’s total compensation than the combination of the performance bonus, short and long-term incentives. ProFrac does, however, recognize that competitive salaries are essential to attracting and retaining top-level executives and considers the following factors in establishing and approving NEO base salaries:

•	The position of the NEO’s base salary and the base salary of similarly-situated executives within ProFrac’s peer group;

•	Level of responsibility associated with the position, as well as the executive’s experience and tenure with ProFrac;

•	The executive’s ability to assume additional responsibilities within ProFrac; and

•	Overall cost objectives of the Company.

The table below shows the annual base salary approved by the Committee applicable to each of the NEOs for 2023 and adjustment rate relative to the NEO’s annual base salary for 2022. Based on 2022 achievements and market analysis, the Committee recommended an increase in base salary of approximately 5.56% for each of Messrs. Matthew D. Wilks, Johnathan L. Wilks. Due to their critical efforts with multiple acquisitions in 2022, the Committee recommended a base salary increase of 12.5% for Messrs. Turner and Willette.

	2022 Base Salary	2023 Base Salary	% Adjustment

Matthew D. Wilks	$450,000	$475,000	5.55%

Johnathan L. Wilks	$450,000	$475,000	5.55%

Lance Turner	$400,000	$450,000	12.5%

Blaine Wilbanks(1)	N/A	$400,000	N/A

Matt Greenwood(1)	N/A	$400,000	N/A

Robert Willette	$400,000	$450,000	12.5%

Heather Klein(1)	N/A	$375,000	N/A

(1)	Messrs. Wilbanks, Greenwood and Ms. Klein were not NEOs during 2022.

2023 Annual Incentive Award

Our NEOs have the opportunity to earn a performance-based annual cash incentive award to reward the Company’s and NEO’s achievement of near-term performance goals and to reinforce the Company’s short-term goals and strategic initiatives. Each year, the Committee establishes target annual incentive opportunities expressed as a percentage of base salary based on the NEO’s level of responsibility and their ability to impact overall results. The Committee also considers market data, including peer group data, in setting target award amounts. Target award opportunities were increased from the 2022 target opportunities to align with competitive market practice and for 2023 were as follows:

	2023 Base Salary	Target Annual Incentive Opportunity (%)	Target Annual Incentive Opportunity ($)

Matthew D. Wilks	$475,000	100%	$475,000

Johnathan L. Wilks	$475,000	125%	$593,750

Lance Turner	$450,000	100%	$450,000

Blaine Wilbanks	$400,000	70%	$280,000

Matt Greenwood	$400,000	70%	$280,000

Robert Willette	$450,000	100%	$450,000

Heather Klein	$375,000	70%	$262,500

2023 Performance Goals and Results. For 2023, the Committee designed and implemented a new, formulaic approach to the performance-based cash annual incentive award, which places an emphasis on profitability and reinforces safety, but also allows flexibility to recognize and reward other key corporate performance achievements, as well as differentiate for individual contributions. Actual payouts depend on the achievement of certain financial, operational and individual performance objectives and can range from 0% to 200% of target award amounts. The NEOs’ annual incentive award is driven by the following mix of performance metrics:

Performance Metrics	Weight	Why We Use It
Adjusted EBITDA	40%	We use Adjusted EBITDA because it provides a useful illustration of our financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. This facilitates better comparisons to our historical performance and our competitors’ operating results. Using the Adjusted EBITDA metric for the annual incentive award represents a key performance expectation among the NEO leadership team and incentivizes them to deliver exceptional results to align with stockholder expectations and value.
Safety	10%	We are committed to conducting business with the highest standards of ethics and fairness in all business activities, and keeping our employees, customers and communities safe is a top priority. We measure safety based on qualitative review of total recordable incident rate (“TRIR”) and lost time incident rate (“LTIR”) results. TRIR is the frequency rate of all injuries that meets the definition of a recordable injury per OSHA recordkeeping guidelines, which identify factors including but not limited to the number of stitches per injury, fractures, medications prescribed, etc. LTIR is the frequency rate of injuries in which the employee cannot return to work in any capacity and typically involve more severe injuries.
Other Corporate Achievements	25%	In order to continue to promote expansion and growth, ensuring our senior leadership team is focused on short-term financial and non-financial objectives that are designed to strongly position us for the future is a critical part of our business strategy, and having the flexibility to recognize key accomplishments is an important incentive tool.
Individual Contributions	25%	The Compensation Committee also takes into consideration individual achievement against key objectives tied to each of the NEO’s areas of responsibility, as defined in their respective performance plans.

2023 Annual Incentive Award Payouts. Based on actual performance and the Committee’s assessment of results, none of the NEOs received an annual incentive award for 2023, which is reflected in the following table:

	2023 Target Annual Incentive Opportunity ($)	Actual 2023 Annual Incentive Award(1)

Matthew D. Wilks	$475,000	$0

Johnathan L. Wilks	$593,750	$0

Lance Turner	$450,000	$0

Blaine Wilbanks	$280,000	$0

Matt Greenwood	$280,000	$0

(1)	Mr. Willette and Ms. Klein were not entitled to an annual incentive award for 2023 due to their terminations from employment with the Company on September 6, 2023.

Long-Term Equity Incentives

Long-term equity incentive awards under the Company’s 2022 LTIP (“LTIP Awards”) are designed to promote a balanced focus on driving financial performance, retaining key talent, motivating NEOs to increase stockholder value and therefore aligning the interests of our NEOs with those of our stockholders. For 2023, the Committee granted LTIP Awards as follows:

Equity Incentive	Weight	Description

Performance Share Units (PSUs)	60%

•  Rewards achievement of financial goals and other key corporate performance achievement goals measured annually over a three-year performance period consisting of annual performance review cycles;

•  Payouts can range between 0% and 200% of target, depending on actual performance;

•  Final payouts are settled in shares of Company Common Stock after the end of the three-year performance period; and

•  Performance is assessed against the following mix of performance measures, which are weighted to provide a comprehensive and balanced evaluation of our long-term business performance:

		Measure	Weight
		Adjusted EBITDA	1/3
		Adjusted Free Cash Flow	1/3
		Other Corporate Achievements	1/3

Restricted Stock Units (RSUs)	40%	• RSUs vest in equal 1/3 tranches on each anniversary of the award date for three years following the award date; and • Payouts are settled in shares of Company Common Stock when vested.

2023 Target Long-Term Incentive Award Grants. The Committee reviews and determines LTIP Award levels based, among other items, on market data and the position and responsibilities of each NEO. Target LTIP Awards are determined based on a percentage of base salary, taking into account the performance of the Company’s Common Stock.

Relinquished Award Amounts. Prior to the 2023 LTIP Award grant date, Messrs. Matthew D. Wilks and Johnathan L. Wilks each elected to receive 58.4% of their respective approved LTIP Awards in an effort to more closely align their total compensation with that of the other members of the NEO leadership team (the “Relinquished LTIP Awards”). As a result, Mr. Matthew D. Wilks’s final target LTIP Award represented 218% of his base salary, and Mr. Johnathan L. Wilks’s final target LTIP Award represented 202% of his base salary. After giving effect to the Relinquished Awards, approximately 2,542,708 shares of ProFrac Common Stock remained available for issuance under the 2022 LTIP.

True-Up Grants. In connection with and following the completion of our IPO, in May 2022, Messrs. Matthew D. Wilks, Johnathan L. Wilks, Turner, Wilbanks, Greenwood, and Willette each received an annual equity award in the form of restricted stock units (the “IPO Awards”). The terms of the IPO Awards provided for additional “true-up” grants of restricted stock units (“RSUs”), which were awarded to each of Messrs. Matthew D. Wilks, Johnathan L. Wilks, Turner, and Willette in fiscal year 2022. The Company awarded Messrs. Wilbanks and Greenwood similar true-up grants of 2,132 RSUs and 30,219 RSUs on April 17, 2023, all of which became fully-vested on May 17, 2023 due to Messrs. Wilbanks’ and Greenwood’s continued employment through such vesting date.

The table below shows the LTIP Award values for fiscal year 2023 for each of the NEOs:

	PSUs ($)	RSUs ($)		Total Target Award Value(1)(2) ($)

Matthew D. Wilks	$622,110	$414,740		$1,036,850	(3)

Johnathan L. Wilks	$578,297	$385,535		$963,932	(3)

Lance Turner	$900,000	$600,000		$1,500,000

Blaine Wilbanks	$570,000	$753,205	(4)	$1,323,205	(4)

Matt Greenwood	$570,000	$406,330		$976,330	(4)

Robert Willette	$810,000	$540,000		$1,350,000

Heather Klein	$510,000	$340,000		$850,000

(1)

The number of underlying shares of Common Stock for the PSUs and RSUs (other than with respect to the True-Up Grants) were determined based on the closing price of our Common Stock on the March 31, 2023 award date approved by the Committee. For such awards, the “grant date” pursuant to ASC Topic 718, Compensation — Stock Compensation occurred on various dates between June 20 — July 17, 2023 (collectively, the “July 2023 Grant Dates”). The Total Target Award Value represents the number of RSUs or PSUs specific to each grant multiplied by the closing price of the Company’s Common Stock on April 17, 2023 (with respect to the True-Up Grants) and March 31, 2023 (with respect to awards of PSUs and RSUs other than the True-Up Grants). The PSU and RSU grant date fair values as described in the Summary Compensation Table and Executive Compensation Tables below are based on the April 17, 2023 or July 2023 Grant Dates (as applicable) as determined in accordance with ASC Topic 718, Compensation — Stock Compensation, taking into consideration, among other factors, the probable outcome of any performance conditions.

(2)	Assuming the highest level of performance conditions will be achieved, the maximum LTIP Award for each NEO is 200% of the Total Target Award Value.
(3)	Represents the Total Target Award Value as described in FN 1 above after giving effect to the Relinquished Awards (see “Relinquished Award Amounts” above).
(4)	Includes the award value of the True-Up grants based on the closing price of our Common Stock on the April 17, 2023 grant date ($12.35 per share).

A Closer Look at PSUs. The actual number of PSUs that are earned and vested is based on the achievement of Adjusted EBITDA and Adjusted Free Cash Flow goals, and other key corporate performance achievements. Specifically, actual awards are linked to a three-year performance period (January 1, 2023 — December 31, 2025) that consists of three annual performance review cycles. The performance measures for the 2023 — 2025 PSU grant are as follows:

•

Adjusted EBITDA. We use Adjusted EBITDA because it provides a useful illustration of our goals for long-term financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. In addition to its use as a key metric in motivating NEOs to deliver exceptional short-term results in connection with annual incentive awards, we also recognize the importance of its use as a measure of long-term capital discipline. See FN 1 on page 20 of the Executive Summary for the definition of “Adjusted EBITDA.”

•

Adjusted Free Cash Flow. We use Adjusted Free Cash Flow because it is a strong indicator of profitability adjusted for non-cash expenses and capital investment and is an important liquidity measure for stockholders and management to assess the business’s ability to generate cash. See FN 2 on page 20 of the Executive Summary for the definition of “Adjusted Free Cash Flow.”

•

Other Corporate Achievements. Our philosophy for recognizing other corporate achievements as part of long-term incentives is similar to that of our annual incentives — at this point in our business lifecycle as a young public company, it’s critical for the leadership team to be focused on various strategic and operational objectives, and for the Compensation Committee to have the flexibility to recognize the key accomplishments that are directly linked to creating long-term stockholder value.

Vesting of 2023 PSUs. Based on actual performance and the Committee’s assessment of the results specific to the performance-based metrics described above, no PSUs specific to the January 1, 2023 — December 1, 2023 performance period vested with respect to NEO’s LTIP Award, which is reflected in the following table:

	2023 Target Annual PSU Opportunity ($)	Vesting of 2023 Performance Period PSUs ($)(1)

Matthew D. Wilks	$622,110	$0

Johnathan L. Wilks	$578,297	$0

Lance Turner	$900,000	$0

Blaine Wilbanks	$570,000	$0

Matt Greenwood	$570,000	$0

(1)	Mr. Willette and Ms. Klein forfeited their LTIP Award PSUs on September 6, 2023 due to their resignations of employment with the Company.

Other Compensation Practices, Policies and Guidelines

Clawback

The Company is committed to incentivizing key executives (including NEOs) with appropriate compensation based in part on the achievement of the financial performance of the Company and its impact on stockholder value. To promote accountability and integrity within its incentive arrangements, we believe the Company must have the ability to recoup incentive compensation in certain cases to the extent permitted by applicable law and to the extent necessary to preserve the purpose and integrity of our incentive programs. To that effect, the Company has adopted a clawback policy that is intended to comply with, and will be administered and consistent with, the rules of Nasdaq and the rules of the SEC (the “Clawback Policy”). If the Company is required to prepare an accounting restatement due to its material non-compliance with any financial reporting requirement under federal securities laws (including any required accounting restatement to correct an error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Clawback Policy requires the Company to recover certain cash and equity incentive compensation paid to or deferred by current and former executive officers of the Company during the applicable recovery period (generally the last three completed fiscal years immediately preceding the restatement date) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements.

General Employee Benefits

Each NEO is entitled to vacation and paid time off in accordance with the terms and conditions of the applicable Company policy. Subject to the terms of any applicable plans, policies or programs, each NEO is entitled to receive such employee benefits, including any and all medical, dental, vision, life and accidental death and disability, short and long-term disability, and voluntary life and disability benefits available to employees generally, and such other benefits as ProFrac may from time to time establish for the NEOs. Each NEO is reimbursed by ProFrac for all ordinary and reasonable expenses incurred in the course of the performance of employment services subject to the terms of ProFrac’s reimbursement policy.

Retirement Plan Benefits

ProFrac currently maintains a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”) under which employees, including the NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. ProFrac provides matching contributions to all employees who have completed one year of service with ProFrac in amounts equal to 100% of the employee’s contribution up to 4% of total compensation. ProFrac contributions vest annually in one-third increments commencing on the second year of an employee’s service and become fully vested after four years of service (as set forth under the terms of the 401(k) Plan).

Executive Perquisites

ProFrac provides its NEOs with limited perquisites that the Compensation Committee believes are reasonable and consistent with the overall compensation program to better attract and retain superior employees for key positions. In 2023, the Company provided certain personal use of a Company vehicle to Messrs. Johnathan L. Wilks, Robert Willette, and Blaine Wilbanks, and the Company provided certain housing benefits to Mr. Willette. These benefits are described in more detail in the “Summary Compensation Table” below.

Nonqualified Deferred Compensation

We do not have any executive retirement plans or other nonqualified deferred compensation plans.

Employment Agreements

Messrs. Turner, Greenwood, Willette, and Ms. Klein each entered into an employment agreement with the Company on June 7, 2022, and Mr. Wilbanks entered into an employment agreement with the Company on January 13, 2023 (collectively, the “NEO Employment Agreements”). The NEO Employment Agreements each provide for an initial term of one year, with automatic renewal for successive one-year periods thereafter unless the terminating party provides 90 days’ notice of non-renewal to the other party prior to the end of the then-applicable one-year term. The last day of the current term for Messrs. Turner and Greenwood is June 7, 2024. Mr. Willette and Ms. Klein’s employment terminated on September 6, 2023. Mr. Wilbanks’s employment ended as of his termination date on February 5, 2024.

ProFrac has not entered into employment agreements with either of Messrs. Johnathan L. Wilks or Matthew D. Wilks.

In addition to the payments and benefits described in the “Primary Elements of Compensation” section described above, the NEOs subject to the NEO Employment Agreements are each entitled to certain payments and benefits in the event of a termination of employment as described in the following paragraphs.

Potential Payments Upon Termination of Employment under the NEO Employment Agreements

The following discussion describes the amounts and benefits that would have been owed to Messrs. Turner, Greenwood and Wilbanks under their respective NEO Employment Agreement in the event of a termination of employment with the Company as of December 31, 2023. As of December 31, 2023, neither Mr. Johnathan L. Wilks, nor Mr. Matthew D. Wilks was entitled to any payments upon a termination of employment. Due to their resignation from the Company on September 6, 2023, Mr. Willette and Ms. Klein would not have been entitled to any payments on termination as of December 31, 2023. See “Separation Agreements” on page 30 below.

Non-Renewal, Voluntary Termination, or Termination for Cause

In the event that Mr. Turner’s, Mr. Greenwood’s, or Mr. Wilbanks’s employment had terminated as of December 31, 2023 by the executive without Good Reason, by the Company for Cause (as each term is defined below), or upon the end of the then-applicable employment term following provision of the 90-day notice of non-renewal, then the Company would pay any unpaid base salary and approved by unreimbursed business expenses (the “Accrued Obligations”) when due under applicable law.

Termination without Cause or Resignation for Good Reason

Under the NEO Employment Agreements, in the event that Messrs. Turner, Greenwood, or Wilbanks’s employment were to be terminated by ProFrac without Cause or due to their resignation for Good Reason (as each term is defined below), other than pursuant to a timely non-renewal notice, then, in addition to payment of any Accrued Obligations, the NEO Employment Agreement provides that the respective NEO would be entitled to receive (i) an amount equal to his then-current annual base salary; and (ii) a prorated annual bonus with respect to the immediately preceding fiscal year based on the number of days the NEO was employed with the Company during 2023 (together the “Severance Benefits”), paid in substantially equal installments in accordance with ProFrac’s normal payroll practices for the 12 month period following such termination of employment. Each of Messrs. Turner, Greenwood, and Wilbanks’s receipt of the Severance Benefits would be conditioned on the respective executive’s execution of a general release of claims (a “Release”) in favor of the Company and its respective affiliates, and each of their stockholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents, and benefit plans (and fiduciaries of such plans).

For purposes of the NEO Employment Agreements, Cause and Good Reason are generally defined as follows:

•

“Cause” means (A) the NEO’s willful failure or refusal, other than due to death or Disability (as defined in the NEO Employment Agreement), to perform, or gross negligence in performing, the executive’s obligations pursuant to the NEO Employment Agreement, which if capable of cure, is not cured within 15 days following written notice being delivered to the NEO, which notice specifies such failure or negligence; (B) the NEO’s willful commission of an act of fraud or material dishonesty in the performance of his duties or with respect to any member of the Company Group , the nature of which, and the support for which, shall be provided to the NEO in writing; (C) the NEO’s material breach of any

Company Group policy applicable to the NEO and made known to the NEO which, if capable of cure, is not cured within 15 days following a written notice being delivered to the NEO, which notice specifies the applicable breach; (D) the indictment of the NEO, conviction, or entry by the NEO of a guilty or no contest plea to any felony or any other crime or misdemeanor involving moral turpitude; (E) any breach by the NEO of his fiduciary duty or duty of loyalty to the Company or any member of the Company Group; of (F) the NEO’s material breach of any of the provisions of his NEO Employment Agreement, or any other written agreement between the NEO and the Company, which if capable of cure, is not cured within 15 days following written notice thereof from the Company.

•

“Good Reason” means (A) a material diminution in the NEO’s Base Salary; (B) a material reduction in the NEO’s duties, authorities or responsibilities; (C) the relocation of the geographic location of the NEO’s principal place of employment by more than 50 miles from the Company’s headquarters; (D) the NEO’s retirement from the Company; or (E) the Company’s material breach of its obligations under the NEO Employment Agreement, except that the foregoing shall not constitute Good Reason unless (i) the NEO provides 90 days written notice to ProFrac that Good Reason exists, (ii) ProFrac fails to cure such circumstances for 30 days and (iii) the NEO terminates his employment within 45 days of providing notice of the existence of the circumstances that constitute Good Reason.

Separation Agreements

On September 6, 2023 (the “Resignation Date”), the Company entered into separate Confidential Severance Agreements and General Releases with each of Mr. Willette and Ms. Klein (the “Separation Agreement(s)”). Pursuant to the Separation Agreements, each of Mr. Willette’s and Ms. Klein’s employment with the Company ended effective as of the Resignation Date. Effective as of the Resignation Date, Mr. Willette and Ms. Klein no longer serve as officers of the Company. As part of the Separation Agreement, Mr. Willette and Ms. Klein respectively received a lump sum cash separation payment in the amount of $629,441.52 (for Mr. Willette) and $465,071.12 (for Ms. Klein) in consideration for a general release of claims. Pursuant to the terms of their respective Employment Agreements, LTIP Award Agreements, and the terms of the Separation Agreements, Mr. Willette and Ms. Klein were not entitled to any additional forms of consideration in connection with their resignations from the Company. The Separation Agreements contain customary cooperation agreement which extended for six months beyond the Resignation Date, and confidentiality and return of company property provisions, which are perpetual in effect.

The Company also entered into a Confidential Severance Agreement and General Release with Blaine Wilbanks, effective February 5, 2024 (the “Wilbanks Separation Agreement”). The material terms of the Wilbanks Separation Agreement will be described in the Company’s Proxy Statement for the fiscal year ending December 31, 2024.

Other Payments on Termination of Employment or upon a Change in Control

Acceleration of LTIP Award on Certain Terminations of Employment

The PSUs and RSUs under the LTIP Awards for Messrs. Matthew D. Wilks, Johnathan L. Wilks, Turner, Wilbanks, and Greenwood each provide for accelerated vesting upon certain terminations of employment, including a change in control. Specifically, the LTIP Awards become fully vested on the NEO’s termination of employment due to the NEO’s death or Disability, by the Company without Cause, or by the NEO for Good Reason. Due to their resignation of employment effective September 6, 2023, neither Mr. Willette nor Ms. Klein were entitled to any accelerated vesting of the LTIP Awards as of December 31, 2023.

Accelerated vesting for the LTIP Awards as described above will only be provided if the NEO executes and does not revoke a general release of claims in the form provided by the Company upon the NEO’s termination of employment. No tax gross-ups are provided under the LTIP Award agreements. For more information regarding payments upon termination or a change in control as provided under the LTIP Awards, see the table under “Potential Payments upon Termination of Employment or Change in Control”

Risk and Overall Compensation

ProFrac believes that its compensation program is appropriately structured and is not reasonably likely to result in risks that could have a material adverse impact on the Company. Along with the Compensation Committee, ProFrac employs a variety of governance and analytical measures to identify and evaluate the risks of ProFrac’s compensation program and consults with subject matter experts to consider the likelihood as to whether such risks are reasonably likely to result in material adverse harm to the Company. ProFrac’s approach of subjective evaluation of the performance results of each NEO assists in mitigating aggressive risk-taking that could negatively impact the Company’s value or incentivize poor judgment by the executives. ProFrac has allocated its compensation program among base salary, short and long-term incentive opportunities to expressly encourage appropriate and managed risk-taking. A significant factor in setting compensation on behalf of NEOs centers around the performance of the Company as a whole, which encourages decision making that is in the best interests of the Company and its stockholders as a whole.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” with or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Compensation Committee has reviewed and discussed this CD&A with management and based on such review and discussions the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Compensation Committee

Stacy Nieuwoudt, Chair

Theresa Glebocki

Gerald Haddock

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to ProFrac’s NEOs for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021. We have omitted the column entitled “Option Awards” because our NEOs did not receive option awards during the years presented. We have also omitted the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as ProFrac has not sponsored any qualified defined benefit pension or nonqualified deferred compensation plans or arrangements during the years presented.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Matthew D. Wilks	2023	475,000	—	411,139	—	15,036	901,175
Principal Executive Officer	2022	450,000	—	1,145,481	720,000	9,471	2,324,952
	2021	248,378	—	—	—	—	248,378
Johnathan L. Wilks(3)	2023	475,000	—	384,318	—	29,834	889,152
Chief Executive Officer	2022	450,000	—	1,125,391	720,000	32,592	2,327,983
	2021	261,538	—	—	—	22,185	283,723
Lance Turner	2023	450,000	—	605,683	—	14,938	1,070,621
Chief Financial Officer	2022	400,000	205,000	2,386,643	640,000	11,200	3,642,843
	2021	—	—	—	—	—	—
Blaine Wilbanks(6)	2023	400,000	—	750,504	—	21,302	1,171,806
Chief Operating Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Matt Greenwood	2023	400,000	—	403,030	—	=1,546	804,576
Chief Commercial Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Robert Willette(3)(7)	2023	306,250	—	545,110	—	673,094	1,524,454
Former Chief Legal Officer	2022	400,000	250,500	1,148,796	640,000	10,796	2,450,092
	2021	11,555	50,000	—	—	—	61,555
Heather Klein(3) (8)	2023	255,208	—	337,048	—	479,056	1,071,312
Former Chief Administrative Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—

(1)

The amounts in this column reflect total base salary earned by each of the NEOs as of December 31, 2023. Mr. Willette and Ms. Klein each earned a prorated portion of their base salary based on the number of days worked until their termination date on September 6, 2023.

(2)

The amounts in this column reflect certain cash-based awards other than non-equity incentive plan compensation earned by Messrs. Turner and Willette in connection with their contributions to the IPO during the 2022 fiscal year and a one-time cash award paid to Mr. Willette during the 2021 fiscal year. In the 2022 Proxy, we also included in this column amounts paid to Messrs. Matthew D. Wilks, Johnathan L. Wilks, Turner, and Willette in connection with the 2022 performance-based annual incentive plan (the “2022 AI Awards”). Based on the performance metrics specific to these awards, we believe the 2022 AI Awards should instead be included under the non-equity incentive plan compensation column and have updated this column accordingly. No NEO earned a cash-based bonus during the 2023 fiscal year.

(3)

Reflects the grant date fair value of the True-Up Grants of restricted stock units awarded to Messrs. Wilbanks and Greenwood on April 17, 2023 (the “True-Up Grants”) and the time-based restricted stock units (“RSUs”) and performance-based restricted stock units granted to the NEOs under the 2022 LTIP as of December 31, 2023 (“PSUs,” and collectively with the RSUs, the “RSU Awards”) based on various grant dates between June 20, 2023 and July 17, 2023 (the “July 2023 Grant Dates”). The number of shares subject to the underlying RSU Awards were determined based on the closing price of the Common Stock on the March 31, 2023 award date as approved by the Compensation Committee. These amounts are consistent with the grant date fair value of the probable outcome of the target performance-based conditions subject to the PSUs as well as the estimate of aggregate compensation cost to be recognized over fiscal year ending on December 31, 2023 without taking into account forfeitures, consistent with ASC Topic 718, Compensation — Stock Compensation. Because the annual performance targets specific to the PSUs are set at the start of each respective single-year performance period, the grant date fair value reflects only the first year’s performance period. Based on the probable outcome of the target performance-based conditions subject to the PSUs, the grant date fair value of the PSUs with respect to the first year’s performance period is zero. Accordingly, the highest level of performance conditions specific to the PSUs (200% of the grant date fair value) is zero. Note that due to their resignation on September 6, 2023, and pursuant to the terms of the 2023 LTIP Award agreements, Mr. Willette forfeited his 2023 LTIP Award amount of $545,110, and Ms. Klein forfeited her 2023 LTIP Award amount of $337,048 pursuant to the terms set forth under their respective Confidential Severance and General Release Agreements, under which they received the severance payments amounts identified in the “All Other Compensation” column (the “Severance Payments”). These Severance Payments are described more fully discussed under CD&A section entitled Separation Agreements and are also included in the Potential Payments on Termination of Employment or Change in Control table below. The amounts in this column also reflect the total grant date fair value of the RSU Awards granted to Mr. Matthew D. Wilks and Mr. Johnathan L. Wilks after giving effect to each of their decisions to forego the receipt of 58.4% of their respective 2023 LTIP Awards (the “Relinquished LTIP Awards”). The RSU Awards subject to the Relinquished LTIP represent approximately 112,417 shares of ProFrac common stock, all of which remain subject to issuance under the 2022 LTIP. Messrs. Matthew D. Wilks and Johnathan L. Wilks received no additional or substitute compensation in exchange for the Relinquished LTIP Awards. For more information regarding the Relinquished LTIP Awards, please see the section of the CD&A entitled 2023 Target Long-Term Incentive Award Grants.

(4)

Amounts in this column reflect certain amounts paid in 2022 to Messrs. Matthew D. Wilks, Johnathan L. Wilks, Turner, and Willette in connection with the 2022 performance-based annual incentive plan (the “2022 AI Awards”). Based on the performance metrics specific to these awards, we believe the 2022 AI Awards should be reported as non-equity incentive plan compensation and have updated this column accordingly. Based on the Compensation Committee’s determination that the performance-based targets for the 2023 Annual Incentive Awards were not achieved, there are no additional amounts to report in this column with respect to the fiscal year ending December 31, 2023. See Compensation Discussion and Analysis — 2023 Annual Incentives for more information.

(5)

Amounts in this column reflect (a) severance payments paid to Mr. Willette and Ms. Klein pursuant to their respective Confidential Severance and General Release Agreements with the Company, effective September 6, 2023; (b) the incremental cost associated with the personal use of a Company vehicle to Messrs. Johnathan L. Wilks, Robert Willette, and Blaine Wilbanks, and the housing benefits to Mr. Willette; (c) matching contributions made under the Company’s 401(k) retirement plan to each of Messrs. Matthew D. Wilks, Johnathan L. Wilks, Tuner, Wilbanks and Ms. Klein; and (d) life insurance, accidental death and dismemberment insurance, and long-term disability premiums paid on behalf of the NEOs.

(6)

Mr. Wilbanks’ employment with the Company terminated effective February 5, 2023. The information in this Summary Compensation Table and the following tables reflects Mr. Wilbanks’ position with the Company and compensation information as of December 31, 2023.

(7)	Mr. Willette’s employment with the Company terminated effective September 6, 2023.
(8)	Ms. Klein’s employment with the Company terminated effective September 6, 2023.

Grants of Plan-Based Awards

The following table reflects information regarding plan-based awards held by each NEO as of December 31, 2023.

Name and Principal Position	Grant Date(1)	Award Date as determined by the Compensation Committee(2)		Estimated Future Payout under Non-Equity Incentive Plan Awards(3)			Estimated Future Payment Under Equity Incentive Awards(4)			Grant Date Fair Value of Stock Awards(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew D. Wilks				—	475,000	950,000
Principal Executive Officer	6/20/2023	3/31/2023	(4)				24,551	49,101	98,202	0
	6/20/2023	3/31/2023	(5)				—	32,734	—	411,139
Johnathan L. Wilks				—	594,750	1,189,500
Chief Executive Officer	7/12/2023	3/31/2023	(6)				22,822	45,643	91,286	0
	7/12/2023	3/31/2023	(7)				—	30,429	—	384,318
Lance Turner(6)				—	450,000	900,000
Chief Financial Officer	7/17/2023	3/31/2023	(6)				35,517	71,034	142,068	0
	7/17/2023	3/31/2023	(7)				—	47,356	—	605,683
Blaine Wilbanks				—	280,000	560,000
	4/17/2023	—					—	30,219	—	373,205
Chief Operating Officer	7/13/2023	3/31/2023	(6)				22,495	44,989	89,978	0
	7/13/2023	3/31/2023	(7)				—	29,992	—	750,504
Matt Greenwood				—	280,000	560,000
	4/17/2023	—					—	2,132	—	26,330
Chief Commercial Officer	6/20/2023	3/31/2023	(6)				22,495	44,989	89,978
	6/20/2023	3/31/2023	(7)				—	29,992	—	403,030

Name and Principal Position	Grant Date(1)	Award Date as determined by the Compensation Committee(2)		Estimated Future Payout under Non-Equity Incentive Plan Awards(3)			Estimated Future Payment Under Equity Incentive Awards(4)			Grant Date Fair Value of Stock Awards(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Willette				—	450,000	900,000
Former Chief Legal Officer	6/20/2023	3/31/2023	(6)				31,966	63,931	127,862	0
	6/20/2023	3/31/2023	(7)				—	42,620	—	545,110
Heather Klein				—	262,500	525,000
Former Chief Administrative Officer	6/20/2023	3/31/2023	(6)				20,127	40,253	80,506	0
	6/20/2023	3/31/2023	(7)				—	26,835	—	337,048

(1)	The grant dates in this column reflect the “grant date” of each equity incentive award as determined in accordance with ASC Topic 718, Compensation — Stock Compensation.
(2)

To the extent the date in this column varies from the “grant dates” described in FN 1 above with respect to any equity incentive award, such date reflects the date on which the Compensation Committee took action to approve and grant such award.

(3)

The amounts in these columns reflect the target and maximum (200% of target) potential payout for each NEO under the 2023 Annual Incentive Plan if certain performance objectives were achieved for the January 1, 2023 — December 1, 2023 performance period. The 2023 Annual Incentive Plan does not pay out below the target payout amount. Amounts are based on percentages of base salaries in effect on January 1, 2023 for each NEO. The potential payments were conditioned on the achievement of Company performance objectives, including Adjusted EBITDA, Safety Achievements, and Other Corporate Objectives as more fully described in the section entitled “2023 Performance Goals and Results” in the CD&A. The actual earned payouts for NEOs under the 2023 Annual Incentive Plan were zero, as more particularly described in the footnotes to the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(4)

The numbers in these columns reflect the threshold, target, and maximum number of shares issuable with respect to the restricted stock units subject to the True-Up Grants awarded on April 17, 2023 to Messrs. Wilbanks and Greenwood, the PSUs awarded to the NEOs on March 31, 2023, as well as the target number of shares issuable with respect to the RSUs awarded on March 31, 2023 (such PSUs and RSUs awarded on March 31, 2023 collectively referred to as the “March Awards”), in each case under the 2022 LTIP. Time-based RSUs subject to the True-Up Grants and the March Awards are not subject to threshold or maximum payout amounts. Each PSU or RSU represents the right to receive one share of ProFrac’s common stock, and both the PSUs and RSUs are settled in shares. PSUs vest in each equal tranches on the first, second, and third anniversaries of the award date over the course of a three-year performance period and may be settled in an amount of up to 200% of target based on the performance metrics achieved over the preceding fiscal year. The March Award RSUs vest in equal tranches on each anniversary of the award date for three years, subject to the NEO’s continued employment as more fully set forth in the corresponding RSU award agreements. The True-Up Grants fully vested on May 17, 2023. The True-Up Grants and the March Award PSUs and RSUs are more fully described in the section entitled “2023 Target Long-Term Incentive Award Grants” in the CD&A.

(5)

Reflects the grant date fair value of the True-Up Grants and the March Award PSU and RSUs granted to the reporting person under the 2022 LTIP, and with respect to the March Award PSUs, based upon the probable outcome of achieving the Adjusted EBITDA, Adjusted Free Cash Flow, and Other Corporate performance-based conditions. This amount is consistent with the estimate aggregate compensation cost to be recognized over the three-year service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Because the annual performance targets specific to the PSUs are set at the start of each respective single-year performance period, the grant date fair value reflects only the first year’s performance period. Based on the probable outcome of the target performance-based conditions subject to the PSUs, the grant date fair value of the PSUs with respect to the first year’s performance period is zero (for more information regarding the PSUs, see Footnote 3 of the Summary Compensation Table above). The March Award PSUs and RSUs granted to Messrs. Matthew D. Wilks and Johnathan L. Wilks reflect the total number of PSUs and RSUs awarded to such NEOs after giving effect to the Relinquished Awards (as defined under the Summary Compensation Table and as more fully described in the “2023 Target Long-Term Incentive Award Grants” section in the CD&A.

(6)

Reflects the March Award PSUs awarded to each NEO under the 2022 LTIP during the 2023 fiscal year as of the applicable date. In addition to the terms described in Footnote 4 above, the PSUs are subject to 100% accelerated vesting upon the NEO’s termination of employment without Cause or for Good Reason (as defined in each NEO’s employment agreement), as long as such performance-based vesting conditions are ascertainable the time of termination.

(7)

Reflects the March Award RSUs awarded to each NEO under the 2022 LTIP during the 2023 fiscal year as of the applicable date. In addition to the terms described in Footnote 3 above, the RSUs are subject to 100% accelerated vesting upon the NEO’s termination of employment without Cause or for Good Reason (as defined in each NEO’s employment agreement).

(8)

Mr. Willette’s and Ms. Klein’s awards were forfeited pursuant to the terms of the corresponding 2023 RSU and PSU grant agreements and the terms of their respective Confidential Severance and General Release Agreements upon their resignation from employment on September 6, 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by each NEO as of December 31, 2023, including performance stock units and restricted stock units granted under the 2022 LTIP. Such awards are reflected in each row below on an award-by-award basis. The vesting schedule for each award that has not fully vested is shown in the footnotes to this table. The Company has not granted stock options or any stock awards other than the Equity Incentive Plan Awards detailed in the table below. For additional information about the performance share unit and restricted stock unit awards granted in the 2023 fiscal year, see the description of such awards in the CD&A under “2023 Executive Compensation Program In Detail - Long-Term Equity Incentives.”

		Equity Incentive Plan Awards(4)
		Number of Shares or Units of Stock that have Not Vested as of 12/31/23		Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/23(3)
Name and Principal Position	Award Date	RSUs(1)	PSUs(2)	RSUs ($)	PSUs ($)
Matthew D. Wilks
Principal Executive Officer	3/31/2023	32,734		277,584
	3/31/2023		49,101		416,376
Johnathan L. Wilks
Chief Executive Officer	3/31/2023	30,429		258,038
	3/31/2023		45,643		387,053
Lance Turner
	5/24/2022	34,567		293,128
Chief Financial Officer	3/31/2023	47,356		401,579
	3/31/2023		71,034		602,368
Blaine Wilbanks(5)
Chief Operating Officer	3/31/2023	29,992		254,333
	3/31/2023		44,989		381,507
Matt Greenwood
Chief Commercial Officer	3/31/2023	29,992		254,333
	3/31/2023		44,989		381,507

(1)

All of the RSUs awarded on March 31, 2023 (the “March 2023 RSUs”) remain unvested and will vest in equal one-third tranches on each anniversary of the grant date, subject to the holder’s continuous employment through such vesting date and the terms of the corresponding award agreement. For more information about the RSUs awarded on March 31, 2023, see the CD&A section entitled “2023 Executive Compensation Program In Detail - Long-Term Equity Incentives.” On May 24, 2022, ProFrac granted 77,777 RSUs to Mr. Turner (the “Turner RSUs”). One-third of the Turner RSUs vested on May 17, 2023, and the remaining two-thirds remain unvested and will vest in equal tranches on each of May 17, 2024 and May 17, 2025, subject to Mr. Turner’s continued employment through such vesting date and the terms of the corresponding award agreement. All RSUs are subject to accelerated vesting upon the NEO’s termination of employment by the Company without Cause or for Good Reason (as such terms are defined in the applicable award agreement). Each RSU represents the contingent right to receive one share of ProFrac’s Common Stock.

(2)

All of the PSUs awarded on March 31, 2023 remain unvested and will vest annually in equal 1/3 tranches over the three-year performance period beginning on the award date upon the achievement of the Adjusted EBITDA, Adjusted Free Cash Flow, and Other Corporate Objectives metrics, subject to the holder’s continued employment through such vesting date and the terms of the corresponding award agreement. The PSUs awarded on March 31, 2023 may be determined to be eligible to vest in amounts that are lower or greater than target payout amounts. Each PSU represents the contingent right to receive one share of ProFrac’s common stock and are subject to accelerated vesting upon the NEO’s termination of employment by the Company without Cause or for Good Reason (as such terms are defined in the applicable award agreement). For more information about the PSUs, see the CD&A section entitled “2023 Executive Compensation Program In Detail - Long-Term Equity Incentives.”

(3)

Represents the aggregate market value of the shares underlying the number of unvested RSUs and PSUs (based on achieving target performance goals) based on the closing price of our common stock of $8.48 on December 29, 2023.

(4)	Mr. Willette and Ms. Klein did not have any outstanding equity awards to report under this table as of December 31, 2023 based on the resignation from employment on September 6, 2023.
(5)

Mr. Wilbanks’s employment with the Company terminated on February 5, 2024. The information included in this table reflects Mr. Wilbanks’s outstanding Equity Incentive Plan Awards as of December 31, 2023 (prior to his termination of employment).

Stock Vested as of December 31, 2023

The following table provides additional information regarding ProFrac shares of Common Stock acquired upon the vesting of certain restricted stock unit awards under the 2022 LTIP by the NEOs as of December 31, 2023. No NEOs were granted any stock options as of December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Matthew D. Wilks	64,076	699,710
Johnathan L. Wilks	62,890	686,759
Lance Turner	81,481	889,773
Blaine Wilbanks	34,423	375,899
Matt Greenwood	43,231	472,083
Robert Willette	64,219	701,271
Heather Klein	33,446	365,230

(1)	This value realized on vesting is calculated using the closing market price of ProFrac’s Common Stock on the applicable vesting date of each award.

Potential Payments Upon Termination of Employment or Change in Control

The following table describes the potential payments to each of Messrs. Matthew D. Wilks, Johnathan L. Wilks, Turner, Wilbanks and Greenwood under existing agreements in the event of certain terminations of their employment as of December 31, 2023, including in connection with the consummation of a change in control transaction, in each case subject to the NEO’s execution of a valid release of claims. The table also describes the amounts paid to Mr. Willette and Ms. Klein in connection with their termination of employment on September 6, 2023.

Name	Severance Payment(1)	Bonus(2)	Accrued Obligations(3)	Accelerated RSUs and PSUs(4)	Other Severance Payments(5)	Total
Matthew D. Wilks(6)	—	—	—	277,584	—	277,584
Johnathan L. Wilks(6)	—	—	—	258,038	—	258,038
Lance Turner	450,000	640,000	—	841,275	—	1,931,275
Blaine Wilbanks	400,000	0	—	254,332	—	654,332
Matt Greenwood	400,000	525,000	—	254,332	—	1,179,332
Robert Willette	—	—	—	—	673,094	673,094
Heather Klein	—	—	—	—	465,071	465,071

(1)

Amounts in this column are equal to 1x the NEO’s base salary in effect on the termination date. Severance payments are paid in connection with a termination of employment by the Company without Cause or by the NEO for Good Reason (as such terms are defined in the NEO’s employment agreement) in equal monthly installments over a one-year period beginning on the Company’s first regularly-scheduled pay date that is on or after the date that is 60 days after the termination date.

(2)

Amounts in this column reflect a prorated bonus equal to 1x the annual bonus paid with respect to the 2022 fiscal year, which would be prorated for the number of days worked through the termination date. With respect to fiscal year 2022, Mr. Turner received an annual bonus payment equal to $640,000, and Mr. Greenwood received a bonus payment equal to $525,000. Mr. Wilbanks did not receive a bonus with respect to fiscal year 2022. Bonus amounts are paid in connection with a termination of employment by the Company without Cause or by the NEO for Good Reason (as such terms are defined in the NEO’s employment agreement) in equal monthly installments over a one-year period beginning on the Company’s first regularly-scheduled pay date that is on or after the date that is 60 days after the termination date.

(3)

Amounts in this column reflect unpaid base salary and unreimbursed business expenses not paid as of the termination date and are payable within six calendar days from the date of any termination of employment. It is assumed for purposes of this section that all Accrued Obligations have been paid in full as of December 31, 2023.

(4)

Amounts in this column reflect (a) the value of all unvested RSUs awarded to the NEOs on March 31, 2023; and (b) the value of the unvested RSUs awarded to Mr. Turner on May 24, 2022, in each case that would become vested upon a Qualifying Termination (as defined below) based on the closing share price of ProFrac’s Common Stock as of December 31, 2023 ($8.48). The amount in this column also reflects the value of certain unvested PSUs awarded on March 31, 2023. Because only the performance conditions subject to the PSUs for the January 1, 2023 — December 31, 2023 performance period would be ascertainable as of December 31, 2023 (representing 1/3 of the total PSUs), the amount in this column also reflects the value of 1/3 of the unvested PSUs that would become vested upon a Qualifying Termination. Further, the annual performance targets specific to the PSUs are set at the start of each respective single-year performance period, and as a result, the grant date fair value reflects only the first year’s performance period. Because the grant date fair value based on the probable outcome of the target performance-based conditions subject to the PSUs awarded on March 31, 2023 was zero as of December 31, 2023, the value in this column has been adjusted to reflect that the value of the accelerated PSUs due to the NEO’s Qualifying Termination as of December 31, 2023 is zero. For purposes of this paragraph, a “Qualifying Termination” means any termination by the NEO without cause, by the executive for good reason, due to the NEO’s death or disability, or upon a termination by the company without cause or the NEO’s resignation for good reason within 12 months following a change in control and subject to the NEO’s execution of a valid release of claims. For more information on outstanding awards under the 2022 LTIP, see the CD&A section entitled “Potential Payments Upon Termination of Employment or Change in Control” above.

(5)

Amounts in this column represent payments paid to Mr. Willette and Ms. Klein in pursuant to the terms of their Confidential Severance and General Release Agreements dated as of their resignation date on September 6, 2023. Mr. Willette received a lump sum cash payment of $629,442, which was paid within ten days following the Company’s receipt of a valid release of claims. Ms. Klein received a lump sum cash payment of $465,071, which was paid within ten days following the Company’s receipt of a valid release of claims. Neither Mr. Willette nor Ms. Klein were entitled to receive any other payments in connection with their termination of employment.

(6)

Messrs. Matthew D. Wilks and Johnathan L. Wilks are not subject to any employment agreement with the Company and are therefore not entitled to any Severance, Bonus, Accrued Obligations, or any other severance-related payments other than those set forth in the column entitled “Accelerated RSUs and PSUs.”

Director Compensation

The following table reflects compensation of the members of the Board of Directors who served at any time during fiscal year 2023. The Company did not grant option awards, non-equity incentive plan compensation, or any other perquisites to the Board of Directors during fiscal year 2023, and as such, those columns are not reflected in this table.

2023 Director Compensation Table
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($) (2)	All Other Compensation		Total ($)
Matthew D. Wilks	—	—	—		0
Gerald W. Haddock	195,500	150,000	—		345,000
Stacy Nieuwoudt	212,000	150,000	—		362,000
Theresa Glebocki	217,000	150,000	—		367,000
Sergei Krylov	125,000	150,000	—		275,000
James Coy Randle, Jr.	113,000	150,000	214,199	(3)	477,199

(1)

Represents the total annual cash retainer of $95,000 for each director, an additional cash retainer of $15,000 for Ms. Nieuwoudt as Chair of the Compensation Committee, an additional cash retainer of $20,000 for Ms. Glebocki as Chair of the Audit Committee, and the aggregate dollar amount of meeting fees for each director ($1,500 per meeting).

(2)	Represents the aggregate grant date fair value of RSUs granted under the 2022 LTIP that will vest following a one-year vesting period, computed in accordance with FASB ASC Topic 718.
(3)

With respect to Mr. Randle, this column includes the amounts paid under the Randle Agreement, which include a $200,000 retainer, the incremental cost associated with use of a Company vehicle, and the amount of health insurance premiums paid on Mr. Randle’s behalf, all as more particularly described in the “Director Compensation” section on page 14 above. For more information on the Randle Agreement, see the Company’s Form 8-K filed with the SEC on January 12, 2023.

2022 Long Term Incentive Plan

In connection with the ProFrac IPO, the Company adopted an omnibus equity incentive plan (the “2022 LTIP”), for employees, consultants and directors of the Company and the Company’s affiliates who perform services for ProFrac. The following description summarizes the material features of the 2022 LTIP, but does not purport to be a complete description of all of the material features of the 2022 LTIP and is qualified in its entirety by reference to the full text of the 2022 LTIP.

The 2022 LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“incentive options”); (ii) stock options that do not qualify as incentive stock options (“nonstatutory options” and, together with incentive options, “options”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards (“restricted stock awards”); (v) RSUs; (vi) bonus stock (“bonus stock awards”); (vii) dividend equivalents; (viii) other stock-based awards; (ix) cash awards; and (x) substitute awards (referred to collectively herein with the other awards as the “awards”). The vesting, exercise or settlement of awards may be subject to the achievement of one or more performance criteria selected by the Administrator (as defined below).

Eligibility

ProFrac’s employees, consultants and non-employee directors, and employees, consultants and non-employee directors of the Company’s affiliates, are eligible to receive awards under the 2022 LTIP.

Administration

The Compensation Committee (the “Administrator”) administers the 2022 LTIP pursuant to its terms and all applicable state, federal or other rules or laws. The Administrator has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of Common Stock), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercisability of an award, delegate duties under the 2022 LTIP and execute all other responsibilities permitted or required under the 2022 LTIP.

Securities to be Offered

Subject to adjustment in the event of any distribution, recapitalization, split, merger, consolidation or similar corporate event, a number of shares of Common Stock equal to 3,120,708 is available for delivery pursuant to awards under the 2022 LTIP as of the date of this Proxy Statement. If an award under the 2022 LTIP is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the 2022 LTIP.

Types of Awards

Options. ProFrac may grant options to eligible persons including: (i) incentive options (only to employees of the Company or its subsidiaries) which comply with Section 422 of the Code; and (ii) non-statutory options. The exercise price of each option granted under the 2022 LTIP will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of common stock as of the date of grant (or 110% of the fair market value for certain incentive options), nor may the option be re-priced without the prior approval of the Company’s stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Administrator, payment in common stock, other awards or other property) and the methods and forms in which Common Stock will be delivered to a participant.

SARs. A SAR is the right to receive a share of Common Stock, or an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, as determined by the Administrator. The exercise price of a share of Common Stock subject to the SAR shall be determined by the Administrator, but in no event shall that exercise price be less than the fair market value of the Common Stock on the date of grant. The Administrator has the discretion to determine other terms and conditions of an SAR award.

Restricted Stock Awards. A restricted stock award is a grant of shares of Common Stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the 2022 LTIP or an award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the shares of Common Stock subject to the restricted stock award or to receive dividends on the Common Stock subject to the restricted stock award during the restriction period. The Administrator shall provide, in the restricted stock award agreement, whether the restricted stock will be forfeited upon certain terminations of employment. Unless otherwise determined by the Administrator, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such Common Stock or other property has been distributed.

Restricted Stock Units. RSUs are rights to receive shares of Common Stock, cash, or a combination of both at the end of a specified period. The Administrator may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the RSU award agreement, and those restrictions may lapse at such times determined by the Administrator. RSUs may be settled by delivery of shares of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the RSUs, or any combination thereof determined by the Administrator at the date of grant or thereafter. Dividend equivalents on the specified number of shares of Common Stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Administrator on or following the date of grant.

Bonus Stock Awards. The Administrator is authorized to grant Common Stock as a bonus stock award. The Administrator will determine any terms and conditions applicable to grants of Common Stock, including performance criteria, if any, associated with a bonus stock award.

Dividend Equivalents. Dividend equivalents entitle a participant to receive cash, Common Stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Administrator. Dividend equivalents may be granted on a free-standing basis or in connection with another award (other than a restricted stock award or a bonus stock award).

Other Stock-Based Awards. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Common Stock.

Cash Awards. Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other award.

Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the 2022 LTIP or under another equity incentive plan or any other right of an eligible person to receive payment from ProFrac. Awards may also be granted under the 2022 LTIP in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with ProFrac or one of ProFrac’s affiliates.

Certain Transactions

If any change is made to ProFrac’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Administrator in the shares subject to an award under the 2022 LTIP. The Administrator has the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the vesting or exercisability of awards, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award that the Administrator determines is appropriate in light of such transaction.

Plan Amendment and Termination

The Board may amend or terminate the 2022 LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator will not have the authority, without the approval of the stockholders, to amend any outstanding stock option or stock appreciation right to reduce its exercise price per share. The 2022 LTIP will remain in effect for a period of ten years (unless earlier terminated by the Board).

Summary of Equity Compensation Plans

The following chart sets forth information concerning the 2022 LTIP as of December 31, 2023.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants, and Rights(1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Incentive Compensation Plans (excluding securities reflected in column (a))(3) (c)
Equity Compensation Plans Approved by Security Holders	839,607	0	1,433,765
Equity Compensation Plans Not Approved by Security Holders	—	—	—

(1)

This column reflects all shares of Common Stock subject to outstanding restricted stock units (including both time-based RSUs and performance-based PSUs) granted under the 2022 LTIP as of December 31, 2023.

(2)

The outstanding RSUs and PSUs are not reflected in this column as they do not have an exercise price. There were no outstanding options, warrants or rights subject to exercise granted under the 2022 LTIP as of December 31, 2023.

(3)

This column reflects the total number of shares of Common Stock remaining available for issuance under the 2022 LTIP as of December 31, 2023, excluding the shares subject to outstanding awards reflected in column (a).

The Company’s only equity compensation plan is the 2022 LTIP, which was approved by the Company’s stockholders prior to our initial public offering. For a detailed description of the 2022 LTIP, see the Company’s registration statement on Form S-1 filed on August 2, 2022 under the heading “2022 Long Term Incentive Plan” above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Johnathan L. Wilks, our CEO.

•

The total compensation of our median employee as identified in fiscal year 2023 was $95,389.30, calculated pursuant to the same methodology as that used to determine pay for our CEO in fiscal year 2023.

•	The total compensation of our CEO, as reported in the “Summary Compensation Table” included above, was $889,152.

Based on this information, for 2023 the ratio of the total compensation of our CEO to the median employee total compensation was reasonably estimated to be 9 to 1.

Identification of the Median Employee

We identified our median employee for 2023 based on W-2 income, with compensation annualized for permanent full-time or part-time employees who did not work for the entire fiscal year. We selected this compensation approach because we believe it reasonably identifies our median employee based on our compensation practices, geographic profile of our business, and the growth of our employee base. Using this methodology, we determined that our median employee was a full-time, hourly employee working for ProFrac Services, LLC in our Longview District.

Calculation of Median Employee’s Compensation

In determining the annual total compensation of approximately $95,389.30 for our median employee, as required by SEC rules, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO’s total compensation for fiscal year 2023 in the “Summary Compensation Table.”

Calculation and Use of CEO Pay Ratio

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Currently, neither the Compensation Committee nor our management used the CEO Pay Ratio described above to make compensation decisions.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.
This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to company performance, or how our Compensation Committee evaluates compensation decisions in light of Company or individual NEO performance. Our Compensation Committee does not use “compensation actually paid” as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executive’s incentive compensation. Please refer to the CD&A for a description of how executive compensation relates to Company performance and how our Compensation Committee makes its compensation decisions.
2023 Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($M) (7)	Adjusted EBITDA ($M) (8)
					Total Stockholder Return (TSR) ($) (5)	Peer Group Total Stockholder Return (TSR) ($) (6)

2023	901,175	(147,385)	1,088,654	(5,111,298)	46.82	117.64	(59.2)	688.4

2022	2,324,952	2,794,186	2,680,709	3,264,406	139.15	115.44	165.10	811.2

2021	248,378	248,378	260,454	260,454	— (9)	— (9)	(43.5)	134.7

(1)	Matthew D. Wilks was our PEO for each year presented.
(2)
SEC rules require certain adjustments be made to the “Total” column as reported in the “
Summary Compensation Table
” to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The equity values are calculated in accordance with
ASC Topic 718, Compensation — Stock Compensation
. Valuation assumptions used to calculate fair values used a consistent process as done on the date of grant and were not materially different from those disclosed at the time of grant. The following tables detail these adjustments for our PEO:

Matthew D. Wilks
	2021	2022	2023

Summary Compensation Table Total	248,378	2,324,952	901,175

Less Aggregate Grant Date Fair Market Value of Equity Awards Granted During the Fiscal Year	—	1,145,481	411,139

Plus Fair Value at Fiscal Year End of Outstanding Equity Awards Granted During The Fiscal Year	—	1,614,715	277,584

Plus the change in Fair Value as of the vesting date of Outstanding Equity Awards granted in prior Fiscal Years (for which vesting conditions were satisfied)			(915,005)

Compensation Actually Paid to Mr. Matthew D. Wilks	248,378	2,794,186	(147,385)

(3)	The individuals comprising the non-PEO NEOs for each year presented are listed below:

2021	2022	2023
Coy Randle Brian Uhlmer Johnathan L. Wilks Robert Willette	Coy Randle Lance Turner Johnathan L. Wilks Robert Willette	Lance Turner Johnathan L. Wilks Robert Willette Matthew Greenwood Blaine Wilbanks Heather Klein

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(4)
As discussed in footnote (2), SEC rules require certain adjustments to be made in order to determine “compensation actually paid” as reported in the Pay versus Performance table above. The following table details these adjustments for the non-PEO
NEOs:

Non-PEO NEOS
	2021	2022	2023

Summary Compensation Table Total	260,454	2,680,709	1,088,654

Less Grant Date Fair Market Value of Equity Awards Granted During the Fiscal Year	—	1,430,180	3,025,693

Plus Fair Market Value at Fiscal Year End of Outstanding Equity Awards Granted During The Fiscal Year	—	2,013,877	1,422,618

Plus the change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Fiscal Years (as of Year End)			(866,949)

Plus, for any Equity Awards Granted that Vest in the Same Year, the Fair Value as of the Vesting Date			353,273

Plus the change in Fair Value as of the vesting date of Outstanding Equity Awards Granted in Prior Fiscal Years (for which vesting conditions were satisfied)	—	—	(4,103,201)

Compensation Actually Paid to our Non-PEO NEOs	260,454	3,264,406	(5,111,298)

(5)	The Company’s TSR for each applicable fiscal year is calculated based on a fixed investment of $100 as of May 13, 2022 (the date of the Company’s IPO).
(6)
Represents the weighted peer group cumulative TSR from May 13, 2022 (the date of the Company’s IPO), weighted according to the respective companies’ stock market capitalization at the beginning of the period. The peer group used for this purpose includes Cactus, Inc., Champion X Corporation, Helmerich & Payne, Inc., Liberty Energy Inc., NexTier Oilfield Solutions Inc., NOV Inc.,
Patterson-UTI
Energy, Inc., ProPetro Holding Corp., U.S Silica Holdings, Inc. and Weatherford International plc., which together comprise the Company’s 2023 compensation peer group.

(7)	The dollar amounts reported represent the amount of net income (loss) previously disclosed in the Company’s audited GAAP financial statements for the applicable year, as required by Regulation S-X.
(8)
While we use numerous financial and
non-financial
performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance. Adjusted EBITDA is not a financial measure presented in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be considered as a substitute for net income, net loss, operating loss or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. More information on Adjusted EBITDA can be found below under the section of this Proxy entitled “
Use of 2023 Adjusted EBITDA in Setting Compensation
.”

(9)	Because the Company’s IPO occurred on May 13, 2022, the Company’s TSR cannot be calculated for the selected period and therefore no meaningful comparison to the Peer Group TSR can be presented.
Use of 2023 Adjusted EBITDA in Setting Compensation
In 2023, the Committee used the Company’s Adjusted EBITDA as the most relevant financial performance metric for the compensation of our NEOs.
We define Adjusted EBITDA as our net income (loss) before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) (loss) gain on disposal of assets, net, (v) stock-based compensation, and (vi) other charges, such as reorganization costs and other costs related to our initial public offering, certain credit losses, gain (loss) on extinguishment of debt, gain (loss) on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges and impairments of long-lived assets.
Analysis of the Information Presented in the Pay versus Performance Table
In this section, we provide a narrative analysis providing, for the past three fiscal years, a summary of the relationship between our PEO’s and non-PEO
NEOs’ “compensation actually paid” and the Company’s (i) Net Income, (ii) the Company’s Adjusted EBITDA and (iii) TSR, and additionally, our Peer Group TSR. As described in more detail in the “
Compensation Discussion and Analysis
” above, our executive compensation program reflects a
pay-for-performance
philosophy that emphasizes long-term equity awards intended to align our executives’ interests with stockholders’ long-term interests. Thus, the value of these awards and, therefore, a large portion of the compensation actually paid to our NEOs is inherently correlated to the Company’s stock price over time. Please refer to the section entitled “
Compensation Discussion and Analysis
” above for more information about our executive compensation program.

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Over the three-year period from 2021 to 2023, our Net Income, Adjusted EBITDA and “Compensation Actually Paid” to our PEO and the average “Compensation Actually Paid” to our non-PEO
NEOs has increased from years 2021 to 2022 and decreased from years 2022 to 2023.
The Company’s TSR for 2023 was $46.82 calculated based on a fixed investment of $100 as of May 13, 2022 (the date of the Company’s IPO), as opposed to a Peer Group TSR of $117.64, calculated on the same basis. The Company’s TSR therefore is below Peer Group TSR for 2023 by 60.2%. Because the Company’s IPO occurred in 2022, the Company’s TSR cannot be calculated for prior fiscal years, and no meaningful comparison can be made with Peer Group TSR for prior fiscal years.
Financial Performance Measures
Our Compensation Committee believes in a holistic evaluation of our NEOs’ and the Company’s performance and uses a mix of both financial and non-financial
measures to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important used to link the “compensation actually paid” to our NEOs’ for fiscal year 2023 compensation to the Company’s performance are listed in the table below.

Adjusted EBITDA

Adjusted Free Cash Flow

Peer Group Analysis

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4

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed above under “Compensation Discussion and Analysis” and “Proposal No. 1: Election of Directors,” respectively, the following is a description of each transaction since January 1, 2023, and each currently proposed transaction in which:

•	the Company has been or is to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•

any of the Company’s directors or executive officers or holders of more than 5% of ProFrac’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In the normal course of business, the Company has entered into transactions with related parties where the Wilks Parties hold a controlling financial interest. During the year ended December 31, 2023, the Company had related party transactions with the following entities in which the Wilks Parties hold a controlling financial interest:

Automatize, LLC (“Automatize”) is a logistics broker that facilitates the last-mile delivery of proppants on behalf of its customers, including the Company. Amounts paid to Automatize include costs passed through to third-party trucking companies and a commission retained by Automatize. These payments are recorded in cost of revenues, exclusive of depreciation and depletion on our consolidated statements of operations.

Equify Risk Services, LLC (“Equify Risk”) is an insurance broker that negotiates and secures insurance policies on behalf of its customers, including the Company. Amounts paid to Equify Risk are recorded in selling, general and administrative expenses on our consolidated statements of operations.

Equify Financial, LLC (“Equify Financial”) is a finance company that provides equipment and other financing to its customers, including the Company. Amounts paid to Equify Financial are recorded in interest expenses on our consolidated statements of operations, and repayments of long-term debt on our consolidated statements of cash flows.

Wilks Brothers, LLC (“Wilks Brothers”) is a management company which provides administrative support to various businesses within its portfolio. Wilks Brothers and certain entities under its control will at times incur expenses on behalf of the Company, billing the Company for these expenses at cost as well as certain management fees. Amounts paid to Wilks Brothers are generally recorded in selling, general and administrative expenses on our consolidated statements of operations.

Interstate Explorations, LLC (“Interstate”) is an exploration and development company for which the Company performs pressure pumping services, and from which the Company has a short-term lease for certain office space.

Flying A Pump Services, LLC (“Flying A”) is an oilfield services company which provides pressure pumping, acid, and cementing services, to which the Company rents and sells equipment and frac fleet components.

MC Estates, LLC, The Shops at Willow Park, FTSI Industrial, LLC, and Wilks Ranch Texas, LLC (collectively, the “Related Lessors”) own various industrial parks and office space leased by the Company. Amounts paid to the Related Lessors are recorded in selling, general and administrative expenses on our consolidated statements of operations.

Wilks Construction Company, LLC (“Wilks Construction”) is a construction company that has built and made renovations to several buildings for the Company, including construction of a new sand plant. Amounts paid to Wilks Construction are recorded in capital expenditures on our consolidated statements of cash flows.

3 Twenty-Three, LLC (“3 Twenty-Three”) is a payroll administrator which performs payroll services on behalf of its customers, including the Company. Amounts paid to 3 Twenty-Three are recorded in cost of revenues, exclusive of depreciation and depletion and selling, general and administrative expenses on our consolidated statements of operations.

Carbo Ceramics Inc. (“Carbo”) is a provider of ceramic proppant which will at times purchase conventional proppant from the Company to act as a broker for its customers. Additionally, the Company will at times purchase manufactured proppant from Carbo for the stimulation services segment.

FHE USA LLC (“FHE”) is a provider of production and well completion equipment used at the wellsite. Its RigLock™ and FracLock systems remotely connect surface equipment to the wellhead that keeps crews safer and speeds up operations while also reducing the volume of high-pressure iron. Amounts paid to FHE are recorded in capital expenditures on our consolidated statements of cash flows.

Wilks Earthworks, LLC (“Earthworks”) is an oilfield services company that provides mining, wet and dry loading, hauling and other services and equipment to the Company.

Cisco Aero, LLC (“AERO”) is a private aviation company.

The following table summarizes revenue from related parties for the fiscal year ended December 31, 2023 (Amounts in millions)

Flying A	$6.7
Carbo	0.7

Total revenues—related party	$7.4

The following table summarizes expenditures with related parties for the fiscal year ended December 31, 2023 (Amounts in millions)

Automatize	$134.0
FHE	3.3
Wilks Brothers	19.2
Related Lessors	13.2
Wilks Construction	6.8
Wilks Earthworks	9.1
Equify Financial	8.7
3 Twenty-Three	1.3
Carbo	1.6

Total expenditures—related party	$197.2

The following table summarizes related party accounts receivable for the fiscal year ended December 31, 2023 (Amounts in millions)

Flying A	$5.9
Carbo	0.5
Interstate	0.4

Total accounts receivable—related party	$6.8

The following table summarizes related party accounts payable for the fiscal ended December 31, 2023 (Amounts in millions)

Automatize	$11.6
Wilks Brothers	7.8
Wilks Earthworks	1.1
Related Lessors	0.1
Equify	0.3
Carbo	1.0

Total accounts payable—related party	$21.9

On January 11, 2023, the Board approved the appointment of Mr. Coy Randle, the then Chief Operating Officer of ProFrac, to the Board of ProFrac. Additionally, Mr. Randle entered into a consulting agreement with ProFrac, effective as of January 13, 2023, pursuant to which Mr. Randle agreed to provide general operational advice to ProFrac and its direct and indirect operating subsidiaries for an annual fee of $0.2 million. Pursuant to the consulting agreement, ProFrac will also pay healthcare insurance premiums on behalf of Mr. Randle and will allow Mr. Randle to use a Company vehicle for the duration of the consulting agreement. The consulting agreement had a term of one (1) year.

In September 2023, Robert Willette resigned as our Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary. We entered into a severance agreement with Mr. Willette, pursuant to which, among other things, Mr. Willette received a severance payment of $673,000 and which contains, among other standard provisions, a general release and waiver of claims against the Company by Mr. Willette.

In September 2023, we issued and sold 50,000 shares of Series A preferred stock, par value $0.01 per share (the “Preferred Stock”), to two entities controlled by the Wilks Parties. The Preferred Stock was sold for aggregate consideration of $50.0 million, and resulted in net proceeds to the Company of $48.9 million after the payment of $1.1 million in issuance costs.

Related Party Debt Agreement

In connection with our acquisition of REV Energy Holdings, LLC (“REV”), a subsidiary of the Company, on December 30, 2022, $39.0 million of the purchase price was financed through a seller-financed note (the “REV Note”). The REV Note matures on June 30, 2025 and bears interest at an annual rate of 2.3%. The REV Note required a $20.0 million principal payment which was made on April 3, 2023, and minimum quarterly payments of $2.1 million thereafter. The Company has an option to prepay the loan in whole or in part without penalty or premium. The REV Note is secured by the Company’s equity interest in REV and substantially all of the assets of REV and its wholly-owned subsidiary. The REV note was initially measured at fair value in connection with the purchase of 100% of the issued and outstanding membership interests of REV, resulting in recording a debt discount of $3.6 million. The Company amortizes such discount as an adjustment to interest expense using the effective interest method over the term of the REV Note. As of December 31, 2022, our effective interest rate on the REV Note was 11.8%. In December 2023, the REV Note was fully paid in connection with the Company’s refinancing of its then existing senior secured term loan and other debt.

Redemption

Since the time of the Company’s IPO, pursuant to the Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”) (the “LLC Agreement”), and the Certificate of Incorporation of the Company, certain members of ProFrac LLC have had the right (the “Redemption Right”) to cause ProFrac LLC to redeem all or a portion of each such member’s units in ProFrac LLC (the “ProFrac LLC Units”), together with the surrender of the same number of each such member’s shares of the Company’s Class B Common Stock, for an equivalent number of shares of the Company’s Common Stock or, at the election of our Audit Committee, cash as provided in the LLC Agreement.

Pursuant to redemption notices delivered in accordance with the LLC Agreement, all of the eligible holders of ProFrac LLC Units (the “Redeeming Members”) exercised their Redemption Rights with respect to all of their ProFrac LLC Units, representing an aggregate of 104,195,938 ProFrac LLC Units (collectively, the “Redeemed Units”), together with the surrender and delivery of the same number of shares of Class B Common Stock (the “Redemption”). The Redeeming Members include entities owned by or affiliated with the Company’s controlling stockholders, Dan Wilks and Farris Wilks, as well as Matthew D. Wilks, the Company’s Executive Chairman, an entity affiliated with Johnathan L. Wilks, the Company’s Chief Executive Officer, and Coy Randle, a member of the Company’s board of directors.

On April 7, 2023, in accordance with the LLC Agreement, the Company delivered a written notice to ProFrac LLC and the Redeeming Members setting forth the Company’s election to exercise its right to purchase directly and acquire the Redeemed Units (together with the surrender and delivery of the same number of shares of Class B Common Stock) from the Redeeming Members.

The Company subsequently acquired the Redeemed Units by issuing an aggregate of 104,195,938 shares of Common Stock (the “New Class A Shares”) to the Redeeming Members. 101,133,202 New Class A Shares were issued on or about April 10, 2023, and the remaining 3,062,736 New Class A Shares were issued on or about April 13, 2023. The New Class A Shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, on the basis that such issuance did not involve a public offering. The surrendered shares of Class B Common Stock were canceled and, after giving effect to the Redemption, no shares of Class B Common Stock remain issued and outstanding.

Private Placement of Newly Designated Series A Redeemable Convertible Preferred Stock

On September 29, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”) and FARJO Holdings, LP, a Texas limited partnership (“FARJO Holdings” and, together with THRC Holdings, the “Series A Investors”), pursuant to which the Company agreed to issue and sell shares of its new series of preferred stock, designated as Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in a private placement transaction (“Private Placement”). At the closing of the Private Placement on September 29, 2023, the Company issued and sold to the Series A Investors 50,000 shares of the Series A Preferred Stock at a purchase price of $1,000.00 per share. The gross proceeds to the Company from the sale of the Series A Preferred Stock were $50.0 million. The shares of Series A Preferred Stock are convertible into shares of Class A Common Stock. Holders of the Series A Preferred Stock are entitled to cumulative paid-in-kind dividends at a rate per share equal to eight percent per annum. Such dividends shall compound and be payable quarterly in arrears. The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which was filed as Exhibit 3.3 to our Annual Report, and is incorporated by reference herein.

Flying A Pump Services, LLC Agreement

In June 2023, the Company arranged to sell certain surplus equipment and inventory components and to assign certain pre-orders for equipment to Flying A Pump Services, LLC (“Flying A”), at prices which we believe to be fair market value, for a total consideration of $36.3 million. As of June 30, 2023, we received the proceeds from this sale. Subsequent to June 30, 2023, Flying A requested changes to the mix of the assets being sold to it by the Company without altering the total consideration, and the Company and Flying A agreed to add to the transaction agreement a most favored nation clause on pricing and a condition to closing that the Company’s Audit Committee approve the final mix of assets to be transferred to Flying A. We delivered $28.9 million of these components to Flying A in 2023. We expect to deliver the remaining components to Flying A in the first half of 2024.

Review, Approval or Ratification of Transactions with of Related Persons

In accordance with our Code of Business Conduct and pursuant to its written charter, our Audit Committee is responsible for reviewing all related-party transactions that require approval according to the Company’s Related Party Transactions Policy, unless otherwise delegated to another committee of the Board consisting solely of independent directors, in accordance with Nasdaq (or other applicable stock exchange) listing standards, and either approves or disapproves of the Company’s entry into such transactions.

The Company’s written Related Party Transactions Policy defines a related party transaction as any transaction or proposed transaction in which ProFrac was or is to be a participant and the amount involved exceeds $120,000, and in which any related person has or will have a direct or indirect material interest. Under this policy, potential related party transactions are to be approved by the Audit Committee in advance. The policy also contains procedures for the ratification of related party transactions, when deemed appropriate by our Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 1, 2024 by (i) each person or entity known to us to own more than 5% of our outstanding voting securities, (ii) each of our directors, (iii) each of our NEOs and, (iv) all of our directors and executive officers as a group.

The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of securities that the person has the right to acquire within sixty days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The beneficial ownership percentages set forth in the table below are based on 159,594,192 shares of Common Stock outstanding as of April 1, 2024, which reflects the Redemption, and does not give effect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or related shares issuable as payment-in-kind dividends on such shares of Series A Preferred Stock. All information with respect to beneficial ownership has been furnished by the respective stockholders, directors and executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner under “5% Stockholders” and “Directors and Executive Officers” is c/o ProFrac Holding Corp., 333 Shops Boulevard, Willow Park, Texas 76087.

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock

5% Stockholders:

THRC Holdings, LP(1)(3)	72,870,545	45.66%

FARJO Holdings, LP(2)(4)	60,045,598	37.62%

Directors and Executive Officers:

Matthew D. Wilks	1,427,716	*

Johnathan L. Wilks	1,405,244	*

Lance Turner	227,626	*

Steven Scrogham	55,228	*

Matthew Greenwood	104,488	*

Coy Randle	1,287,602	*

Sergei Krylov	38,443	*

Theresa Glebocki	36,943	*

Stacy Nieuwoudt	43,193	*

Gerald Haddock	51,943	*

All directors and executive officers as a group (10 individuals)	4,678,426	2.93%

*	Less than one percent
(1)

Based on information included in the (i) Form 4 filed with the SEC on November 13, 2023, by THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”), THRC Management, LLC, a Texas limited liability company (“THRC Management”), and Dan Wilks, and (ii) Form 4 filed with the SEC on October 19, 2023 (as amended by the Form 4/A filed with the SEC on October 25, 2023), by THRC Holdings, THRC Management, and Dan Wilks. THRC Holdings is the record holder of the shares of Class A Common Stock reported herein. THRC Management is the general partner of THRC Holdings. Dan Wilks is the sole member of THRC Management. Accordingly, Dan Wilks may be deemed to have or share beneficial ownership of the shares of Class A Common Stock held directly by THRC Holdings. The principal place of business for the foregoing entities is 17018 Interstate 20, Cisco, TX 76437.

(2)

Represents shares of Common Stock owned by the Farris and Jo Ann Wilks 2022 Family Trust and Farris Wilks. Farris Wilks serves as a trustee of such trust and, in such capacity has voting and dispositive power over the shares of Common Stock owned by such trust. Accordingly, Farris Wilks may be deemed to have or share beneficial ownership of the shares of Common Stock owned by the Farris and Jo Ann Wilks 2022 Family Trust.

(3)

Does not give effect to the 30,000 shares of Series A Preferred Stock purchased by THRC Holdings pursuant to the Purchase Agreement. The shares of Series A Preferred Stock will be convertible into shares of our Class A Common Stock following the first anniversary of the issuance of the shares of Series A Preferred Stock at a conversion ratio that is the quotient of: (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind dividends on such shares.

(4)

Does not give effect to the 20,000 shares of Series A Preferred Stock purchased by FARJO Holdings pursuant to the Purchase Agreement. The shares of Series A Preferred Stock will be convertible into shares of our Class A Common Stock following the first anniversary of the issuance of the shares of Series A Preferred Stock at a conversion ratio that is the quotient of: (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind dividends on such shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of information provided, we believe that all required Section 16(a) filing requirements were met with respect to the fiscal year ended December 31, 2023, with the exception of those Form 4s filed on behalf of each ProFrac executive officer on April 7, 2023 and, on behalf of Messrs. Wilbanks and Greenwood, on April 26, 2023, which were filed late due to an administrative error.

ADDITIONAL INFORMATION

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attn: Investor Relations

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available at https://ir.pfholdingscorp.com under “Annual Reports” in the “SEC Filings” section of our website.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PROFRAC APF Hong Company P.CL. BOX 16, CARY, NC 27512- Your vote matters! X Have your ballot ready and please use one of the methods below for easy voting Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting ProFrac Holding Corp. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2024 Thursday, May 30, 2024 at 9:00 AM, Central Time Annual Meeting to be held live via the internet-please visit www.proxydocs.com/ACDC for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 7:00 AM, Central Time, May 30, 2024. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/ACDC Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-870-7492 • Use any touchtone slephone Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card Fold and retum your Proxy Card in the postage-paid envelope provided The undersigned hemby appoints (the “Named Prodes”), and each or either of them, as the true and lawful attomeys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ProFrac Holding Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be property brought before the meeting or any adjoumment thereof, conforming authority upon such true and lawful attomeys to vote in their discretion on such other matters as may property come before the meeting and revolting any proxy hometofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when property executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may property come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your cholon by marking the appropriate box (SEE REVERSE SIDE) but you nood not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Prodes cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

PROFRAC
A PF Holdings Company

ProFrac Holding Corp. Annual Meeting of Stockholders

**Please make your marks like this:** ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE:**

**FOR** ON PROPOSALS 1, 2 AND 3

| PROPOSAL | | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1. | To elect the six (6) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year; | FOR | WITHHOLD | | |
| | 1.01 Matthew D. Wilks | ☐ | ☐ | | FOR |
| | 1.02 Theresa Glebocki | ☐ | ☐ | | FOR |
| | 1.03 Gerald Haddock | ☐ | ☐ | | FOR |
| | 1.04 Sergei Krylov | ☐ | ☐ | | FOR |
| | 1.05 Stacy Nieuwoudt | ☐ | ☐ | | FOR |
| | 1.06 James C. Randle, Jr. | ☐ | ☐ | | FOR |
| | | FOR | AGAINST | ABSTAIN | |
| 2. | To determine, in a non-binding advisory vote, to approve the compensation of our named executive officers; | ☐ | ☐ | ☐ | FOR |
| 3. | To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of ProFrac Holding Corp. for the fiscal year ending December 31, 2024; and | ☐ | ☐ | ☐ | FOR |
| 4. | To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. | | | | |

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________

PROFRAC APF Holdings Company Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL ProFrac Holding Corp. Annual Meeting of Stockholders 1. To olect the six (6) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year, 1.01 Matthew D. Wiks 1.02 Thomsa Gibbock 1.03 Gerald Haddock 1.04 Sergal Krylov 1.05 Stacy Neuwoud! 1.06 James C. Randle, Jr. 2. To determine, in a non-binding advisory vote, to approve the compensation of our named executive officers 3. To mify the appointment of Grant Thornton LLP as the independent registered public accounting 4. firm of ProFrac Holding Corp. for the fiscal year ending December 31, 2024; and To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1000000 WITHHOLD FOR FOR FOR FOR FOR FOR AGANST ADSTAIN FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/ACDC Authorized Signatures-Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the ProxyWote Form Signature (and Tide if applicable) Dal Signature (if hold jointly) Date

PROFRAC APF Hongs Company P.Q. BOX B016,CARY, NC27512-9203 Your vote matters! Scan QR for digital voting ProFrac Holding Corp. Annual Meeting of Stockholders Thursday, May 30, 2024 at 9:00 AM, Central Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/ACDC for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/ACDC For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/ACDC To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting you must make this request on or before May 20, 2024. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 30, 2024 Stockholders of record as of April 1, 2024 To order paper materials, use one of the following methods. Internet: www.investorelections.com/ACDC Call: 1-866-648-8133 Email: paper@investorelections.com *requesting material by-ma,please send a blank-with the 12 digit control numbered below in the subject line. No other requests, instructions Rother inquiries should be included with your e-mail requesting material Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2024 Beta NXT, Inc. or its affiliates. All Rights Reserved

PROFRAC APF Holdings Company THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON PROPOSALS 1, 2 AND 3 1. ProFrac Holding Corp. Annual Meeting of Stockholders PROPOSAL To olect the six (6) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year; 1.01 Matthew D. Wiks 1.02 Theresa Globock 1.03 Gerald Haddock 1.04 Sergei Krylov 1.05 Stacy Nieuwoudt 1.06 James C. Randle, Jr. 2 To determine, in a non-binding advisory vote, to approve the compensation of our named executive officers; 3. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of ProFrac Holding Corp. for the fiscal year anding December 31, 2024; and 4. To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof